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                                                                    EXHIBIT 10.5

     THIS INDENTURE OF LEASE (the "LEASE") is hereby made and entered into on the Execution Date by and between Landlord and Tenant.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease and take from Landlord, the Premises upon and subject to the covenants, agreements, terms, provisions and conditions of the Lease for the term hereinafter stated.

1.   REFERENCE DATA; NET LEASE; NON-TERMINABILITY

     1.1 Each reference in the Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in EXHIBIT 1.

     1.2 The Lease is a net lease, and Rent (hereinafter defined) shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein.

     1.3 The Lease shall not terminate, nor shall Tenant have any right to terminate the Lease, nor shall the obligations and liabilities of Tenant set forth herein be otherwise affected, except as expressly provided herein.

     1.4 Tenant waives all rights (i) to any abatement, suspension, deferment, reduction or deduction of or from Rent, and (ii) to quit, terminate or surrender the Lease or the Premises or any part thereof, except as expressly provided herein.

     1.5 It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of the Lease.

2.   DESCRIPTION OF PREMISES

     2.1 PREMISES. The Premises are those portions of the Building more particularly described in EXHIBIT 1, as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to the provisions hereof.

     2.2 ROOFTOP PREMISES. Tenant's use and occupancy of the Rooftop Premises (as the same shall change during the term of this Lease) shall be subject to the following additional requirements and restrictions:

            (a) The Rooftop Premises shall only be used for housing and operating certain equipment approved by Landlord and to be purchased and installed by Tenant as part of Tenant's Work (hereinafter defined), including without limitation an emergency back-up natural gas generator of a type and size approved by Landlord (the "GENERATOR"), which Generator Tenant shall install, maintain and operate in compliance with Legal Requirements, and certain other mechanical equipment serving the laboratory areas of the Premises solely for the benefit of Tenant and any Successors, Affiliated Entities and permitted sublessees and licensees occupying the Premises, all as specifically approved in writing by Landlord (any equipment installed within the Rooftop Premises, as the same may be modified, altered or replaced during the term hereof, is collectively referred to herein as "TENANT'S ROOFTOP EQUIPMENT").

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Landlord's approval shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord's reasonable satisfaction that the proposed equipment (x) does not interfere with any base building equipment operated by Landlord on the roof; (y) will not affect the structural integrity of the Building or impact the roof or the roof membrane in any manner; and (z) shall be adequately sound-proofed to meet all requirements of Legal Requirements and Landlord's specified maximum decibel levels for equipment operations.

            (b) Tenant shall not install or operate Tenant's Rooftop Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in the installation, maintenance and operation of Tenant's Rooftop Equipment.

            (c) All electricity generated by the Generator may only be consumed by Tenant in the Premises. Other than for periodic testing subject to Section 2.2(h) below, in no event shall Tenant operate the Generator except in cases of a power outage to the Premises or any portion thereof.

            (d) Landlord shall have no obligation to provide any services including, without limitation, electric current, or gas service to the Rooftop Premises or to Tenant's Rooftop Equipment.

            (e) Tenant shall be responsible for the cost of repairing and maintaining Tenant's Rooftop Equipment and the cost of repairing any damage to the Building, or the cost of any necessary improvements to the Building, caused by or as a result of the installation, replacement and/or removal of Tenant's Rooftop Equipment.

            (f) Landlord makes no warranties or representations to Tenant as to the suitability of the Rooftop Premises for the installation and operation of Tenant's Rooftop Equipment.

            (g) If any of Tenant's Work on the roof of the Building, including without limitation the installation and maintenance of Tenant's Rooftop Equipment, damages the roof or invalidates or adversely affects any warranty provided by Landlord to Tenant, Tenant shall be fully responsible for the cost of repairs (and any subsequent repairs to the roof to the extent that any warranty is invalidated or adversely affected).

            (h) Notwithstanding anything to the contrary contained herein, in the event that at any time during the term hereof, Landlord determines, in its sole but bona fide business judgment, that the periodic testing of Tenant's Rooftop Equipment interferes with the operation of the Building or the business operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cause all further testing of Tenant's Rooftop Equipment to occur after normal business hours (hereinafter defined).

     2.3    APPURTENANT RIGHTS; TENANT'S ACCESS.

            (a) Tenant shall have, as appurtenant to the Premises, rights to use in common, with others entitled thereto, subject to the Rules and Regulations (hereinafter defined) the following areas: (i) the common lobbies, loading docks, elevators, hallways and stairways of the Building serving the Premises, (ii) common walkways necessary for access to the Building, (iii) common rooftop areas within which the Rooftop Premises are located and other common rooftop areas necessary for access thereto, and (iv) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements.

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            (b)  From and after the Term Commencement Date and until the end of the term hereof, Tenant shall have access to the Building and to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to the terms of this Lease. Tenant shall have the right, during the term hereof, to use the internal stairwells of the Building to provide access for Tenant's employees between the floors of the Premises provided that such use is permitted by Legal Requirements. Tenant shall have the right to access the Premises, at Tenant's sole risk, prior to the Term Commencement Date for purposes reasonably related to the performance of Tenant's Work (hereinafter defined), provided such access does not materially interfere with the preparation for or performance of Landlord's Work (hereinafter defined). Tenant shall, prior to the first entry to the Premises pursuant to this Section 2.3(b), provide Landlord with certificates of insurance evidencing that the insurance required in Article 15 hereof is in full force and effect and covering any person or entity entering the Condominium. Tenant shall defend, indemnify and hold Landlord, Landlord's agents, contractors and employees, and any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof (collectively, the "LANDLORD INDEMNITEES") harmless from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including without limitation reasonable legal fees) (collectively, "CLAIMS") for injury to persons or property resulting from or relating to Tenant's access to and use of the Premises prior to the Term Commencement Date as provided under this Section 2.3(b). Tenant shall coordinate any access to the Premises prior to the Term Commencement Date with Landlord's Construction Representative.

     2.4 PARKING. During the term hereof, commencing on the Rent Commencement Date, Landlord will, subject to the terms hereof, make available up to fifty-four (54) parking spaces for Tenant's use in the Parking Garage. The number of parking spaces in the Parking Garage reserved for Tenant pursuant to the following sentence or as otherwise permitted by Landlord, are hereinafter referred to as the "PARKING SPACES." Until the date which is twenty-four (24) months after the Rent Commencement Date (the "PARKING DETERMINATION DATE") and upon written notice to Landlord, Tenant shall have the right from time to time to reduce or increase the number of parking spaces to which Tenant is entitled pursuant to this Section 2.4 (provided, however, that in no event will Tenant be entitled to more than fifty-four (54) parking spaces at any time). Upon the Parking Determination Date, Tenant's right to Parking Spaces shall be fixed at the number last requested by Tenant in writing prior to the Parking Determination Date (up to a maximum of fifty-four (54) spaces) and may not be further increased without the express written consent of Landlord. From and after the Parking Determination Date, Landlord may allocate any of the original fifty four (54) parking spaces not reserved to Tenant in accordance with the preceding sentence for use by other tenants of the Condominium free and clear of Tenant's rights under this Section 2.4. From and after the Parking Determination Date, Tenant shall have the right once per year to reduce the number of parking spaces to which Tenant is entitled by written notice to Landlord (a "PARKING REDUCTION NOTICE") at least thirty (30) days prior to the anniversary of the Parking Determination Date, which notice shall be effective as of the anniversary of the Parking Determination Date. From and after the effective date of any Parking Reduction Notice, Landlord may allocate any of the original fifty four (54) parking spaces not reserved to Tenant in accordance with the preceding sentence for use by other tenants of the Condominium free and clear of Tenant's rights under this Section 2.4. Tenant shall have no right to hypothecate or encumber the Parking Spaces, and shall not sublet, assign, or otherwise transfer the Parking Spaces other than to employees of Tenant occupying the Premises or to a Successor (hereinafter defined), an Affiliated Entity (hereinafter defined) or a transferee pursuant to an approved Transfer under Article 16 hereof. The Parking Spaces shall be paid for by Tenant at the then-current prevailing rate in the Parking Garage, as such rate may vary from time to time, provided that any such increases are commercially reasonable as determined by the market rate for comparable parking spaces in the Kendall Square vicinity. As of the Rent Commencement Date, the monthly charge for parking is One Hundred Ninety Dollars ($190.00) per Parking Space per month. If, for any reason, Tenant shall fail timely to pay the charge for any of said Parking Spaces, and if such

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default continues for ten (10) days after written notice thereof, Tenant shall have no further right to the Parking Spaces for which Tenant failed to pay the charge under this Section 2.4 and Landlord may allocate such Parking Spaces for use by other tenants of the Condominium free and clear of Tenant's rights under this Section 2.4. Said Parking Spaces will be on an unassigned, non-reserved basis, and shall be subject to such reasonable rules and regulations as may be in effect for the use of the Parking Garage from time to time (including, without limitation, Landlord's right, without additional charge to Tenant above the prevailing rate for Parking Spaces, to institute a valet or attendant-managed parking system).

     2.5 EXCLUSIONS. The following are expressly excluded from the Premises and reserved to Landlord: all the perimeter walls of the Premises (except the inner surfaces thereof), any lobbies, balconies (except to the extent same are shown as part of the Premises on the Lease Plan (EXHIBIT 2)), terraces, decks or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use of all of the foregoing.

     2.6    RIGHTS RESERVED TO LANDLORD.

            (a) ALTERATIONS TO THE BUILDING OR CONDOMINIUM. Landlord reserves the right, exercisable by Landlord or its nominee, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Condominium, the Building (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and other rights expressly reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances, lobbies, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, lobbies, doors and doorways, corridors, elevators, stairs, toilets, and/or other public parts of the Building, provided, however, that there be no material obstruction of access to, or material interference with the use and enjoyment of, the Premises by Tenant. Landlord expressly reserves the right to temporarily close all, or any portion, of the common areas of the Building and/or the Condominium for the purpose of making repairs or changes thereto.

            (b) ADDITIONS TO THE CONDOMINIUM. Landlord may at any time or from time to time construct additional improvements in all or any part of the Condominium, including, without limitation, adding additional buildings (Units) to the Condominium or changing the location or arrangement of any improvement in the Condominium or all or any part of the common areas thereof, or add or deduct any land to or from the Condominium; provided that there shall be no material increase in Tenant's obligations or material interference with Tenant's rights under the Lease in connection with the exercise of the foregoing reserved rights.

            (c) CHANGE NAME OR ADDRESS. Landlord reserves the right at any time and from time to time to change the name or address of the Building or the Condominium provided that the name of the Building or Condominium shall not be changed to the name of any public or private biotechnology or pharmaceutical company and further provided that Landlord gives Tenant at least six (6) months' prior written notice thereof. Tenant hereby acknowledges and agrees that certain tenants and occupants of the Condominium may have the right to install and maintain signage on the exterior of buildings in the Condominium, and that any such signage shall not be deemed a violation of this Section 2.6(c).

            (d)  CHANGE IN FORM OF OWNERSHIP. Pursuant to MGL Chapter 183A
Section 19, Landlord reserves the right to remove all or part of the Condominium from the provisions of MGL Chapter 183A. In the event that the Condominium is so removed, then (i) Taxes shall thereafter refer to the Taxes

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assessed against the property on which the Building is located (the "PROPERTY");
and (ii) Condominium Operating Costs shall refer to all costs incurred and expenditures of whatever nature made in the operation, management, repair, replacement, maintenance and insurance of the Property.

            (e) ACCESS TO THE PREMISES. (i) Tenant shall (x) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (y) upon as much advance notice as is practical under the circumstances (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Condominium or of the interest of Landlord therein (each, a "MORTGAGEE"), and their agents, employees and contractors, to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspection, making repairs, replacements or improvements in or to the Premises or the Building or equipment therein (including, without limitation, sanitary, electrical, heating, air conditioning or other systems), complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities (collectively, "LEGAL REQUIREMENTS"), or exercising any right reserved to Landlord by the Lease (including without limitation the right to take upon or through, or to keep and store within the Premises all necessary materials, tools and equipment); and (z) permit Landlord and its agents and employees, at reasonable times, upon reasonable advance notice, to show the Premises during ordinary business hours to any existing or prospective Mortgagee or purchaser of the Building or Condominium or of the interest of Landlord therein, and during the last twelve
(12) months of the term hereof, prospective tenants.

                 (ii) If Landlord's access to the Premises for any purposes permitted under this Lease requires Landlord to go through or work in any controlled or sensitive laboratory areas within the Premises, then, Tenant shall have the right to have a representative present during such access and Landlord shall use reasonable efforts to avoid any interference with Tenant's sensitive operations in connection therewith. If Tenant or its designated representative shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary due to an emergency, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property and to the ongoing sensitive operations areas), and without in any manner affecting the obligations and covenants of this Lease.

            (f) TENANT REMAINS OBLIGATED. Nothing contained in this Section 2.6 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any Legal Requirements.

            (g) RELOCATION OF EQUIPMENT IN 1ST FLOOR PREMISES. Landlord shall have the right, upon at least fifteen (15) business days' prior written notice to Tenant (which notice shall not be required in the event of an emergency, Landlord however agreeing to use reasonable efforts to give Tenant some prior notice if at all practicable given the emergency situation), to require Tenant to temporarily relocate any and all equipment located in the 1st Floor Premises to another location approved by Landlord on the first (1st) floor of the Building as may be reasonably necessary in connection with the erection, installation, maintenance, repair and/or replacement of pipes, ducts and conduits in and through the 1st Floor Premises. Landlord shall notify Tenant promptly after the completion of any such erection, installation, maintenance, repair and/or replacement, and Tenant shall, within five (5) business days after delivery of such notice, move any relocated equipment back to its original location in the 1st Floor Premises. Upon receipt of a reasonably detailed invoice, Landlord shall reimburse Tenant for all reasonable third party costs and expenses actually incurred by Tenant in connection with the exercise of Landlord's rights under this Section 2.6(g).

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            (h)  MINIMIZE INTERFERENCE. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's business operations and use and occupancy of the Premises in connection with the exercise any of the foregoing rights under this Section 2.6.

3.   TERM OF LEASE.

     3.1 HABENDUM. TO HAVE AND TO HOLD the Premises for a term of years commencing on the Term Commencement Date and, unless earlier terminated or extended pursuant to Article 25 hereof, ending on the Expiration Date. Notwithstanding the foregoing, if the Expiration Date shall fall on any day other than the last day of a calendar month, the term hereof shall end on the last day of the calendar month in which said Expiration Date occurs.

     3.2 DECLARATION FIXING TERM COMMENCEMENT DATE, FULL RENT COMMENCEMENT DATE, AND EXPIRATION DATE. Each of the parties hereto agrees to join in the execution, in recordable form, of a statutory notice of lease and/or written declaration in which shall be stated the Term Commencement Date, the Rent Commencement Date, and (if need be) the Expiration Date, which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and the Registry District of the Land Court (collectively, the "REGISTRY") at Tenant's sole cost and expense. Upon the expiration or earlier termination of this Lease, Landlord shall deliver to Tenant a notice of termination of lease acknowledging the termination of the Lease and Tenant shall promptly execute and deliver the same to Landlord for Landlord's execution and recordation with the Registry. If Tenant fails to deliver the executed notice of termination of lease within ten
(10) days of receipt thereof, Landlord may execute same on Tenant's behalf, Tenant hereby appointing Landlord as Tenant's attorney-in-fact to execute the same under the foregoing circumstances.

4.   CONSTRUCTION

     4.1    LANDLORD'S WORK.

            (a) BASE BUILDING. Landlord has completed the base building shell for the Building as of the date hereof. Accordingly, Landlord shall endeavor to deliver the base building to Tenant on or about the Estimated Delivery Date.

            (b) LABORATORY BASE BUILDING. Landlord, at Landlord's sole cost and expense, shall perform the laboratory base building work specified in Section 4.1(c) below (collectively, "LANDLORD'S WORK"). Subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control (collectively "LANDLORD'S FORCE MAJEURE") and subject to any Tenant Delay (hereinafter defined), Landlord shall use reasonable speed and diligence in the construction of Landlord's Work so as to have Landlord's Work Substantially Completed on or before the Outside Delivery Date, but Tenant shall have no claim against Landlord for failure to complete construction of Landlord's Work, except as expressly set forth in Section 4.1(f) below.

            (c) SUBSTANTIAL COMPLETION. The Laboratory Base Building shall be deemed "SUBSTANTIALLY COMPLETE" upon construction of the following items of Landlord's Work with respect to each floor delivered:

                 (i) Additional electrical service to the Building and to the Premises in order to provide 25 watts psf to the Premises;
                 (ii) Installation of additional water and gas service to the Building;
                 (iii) Installation of gas-powered heating, ventilation and air conditioning

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                         infrastructure sized to accommodate laboratory use
                         based upon a ratio of 60% laboratory and 40% office use,
                 (iv) Installation of new water distribution system providing increased volume of cold water to all floors of the Building; and
                 (v) Other items specified in the column entitled "Shell/Core" in the Responsibilities Matrix attached hereto as EXHIBIT 4 and more particularly specified in the coordinated drawings showing the coordination of shafts to be finalized by Landlord's architect and provided to Tenant's architect subsequent to the signing of this Lease which will be based on Landlord's permit and pricing drawings set entitled "300 Tech Square Penthouse Upgrade Permit Set" dated June 7, 2001 prepared by Tsoi/Kobus and Associates and any other items necessary for Landlord to permit use of the Premises as a laboratory facility (collectively, the "LABORATORY BASE BUILDING SPECIFICATIONS").

            (d) TENANT DELAY. A "TENANT DELAY" shall be defined as any act or omission by any of the Tenant Parties (hereinafter defined) which causes an actual delay in the performance of Landlord's Work. Notwithstanding the foregoing, no event shall be deemed to be a Tenant Delay until and unless Landlord has given Tenant written notice (the "TENANT DELAY NOTICE") advising
Tenant: (i) that a Tenant Delay is occurring, (ii) of the basis on which Landlord has determined that a Tenant Delay is occurring, and (iii) the actions which Landlord believes that Tenant must take to eliminate such Tenant Delay, and Tenant has failed to correct the Tenant Delay specified in the Tenant Delay Notice within twenty-four (24) hours following receipt thereof. No period of time prior to the expiration of such 24-hour period shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.

            (e) LANDLORD DELAY. A "LANDLORD DELAY" shall be defined as any act or omission by Landlord or any agent, employee, consultant, contractor or subcontractor of Landlord which (i) is not a result of the priority granted to Landlord's Work as set forth in Section 4.2(d) below, and (ii) causes an actual delay in the performance of Tenant's Work. Notwithstanding the foregoing, no event shall be deemed to be a Landlord Delay until and unless Tenant has given Landlord written notice (the "LANDLORD DELAY NOTICE") advising Landlord (i) that a Landlord Delay is occurring, (ii) of the basis on which Tenant has determined that a Landlord Delay is occurring, and (iii) the actions which Tenant believes that Landlord must take to eliminate such Landlord Delay, and Landlord has failed to correct the Landlord Delay specified in the Landlord Delay Notice within twenty-four (24) hours following receipt thereof. No period of time prior to expiration of such 24-hour period shall be included in the period of time charged to Landlord pursuant to such Landlord Delay Notice.

            (f) DELAY IN RENT COMMENCEMENT. If Landlord's Work is not substantially complete on or before the Outside Delivery Date, the Rent Commencement Date shall be delayed one day for each day after the Outside Delivery Date that Landlord's Work is not substantially complete unless such delay is as a direct result of a Tenant Delay. The remedies set forth in this
Article 4.1(f) are Tenant's sole and exclusive rights and remedies based upon any delay in the performance of Landlord's Work.

            (g) FREIGHT ELEVATOR. Landlord, at Landlord's sole cost and expense, shall install a freight elevator for the sole purpose of lifting freight, equipment, animals and other deliveries of goods and materials and not also used for passengers (the "FREIGHT ELEVATOR") for use by all tenants of the Building, including Tenant. Landlord shall use commercially reasonable efforts to have the Freight Elevator installed and operational by the Rent Commencement Date, however Landlord shall not be penalized for failing to do so. Use of the Freight Elevator by tenants of the Building shall be subject to Landlord's reasonable rules and restrictions with respect thereto.

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            (h)  LANDLORD'S WARRANTY; SATISFACTION OF LANDLORD'S OBLIGATIONS

                 (i)     LANDLORD'S WARRANTY. Landlord warrants to Tenant that
(A) materials and equipment furnished in the performance of Landlord's Work will be of good quality and new unless otherwise required or permitted by the Laboratory Base Building Specifications, and (B) Landlord's Work will be free from defects not inherent in the quality required or permitted under the Laboratory Base Building Specifications. Any portion of Landlord's Work not conforming to the foregoing requirements, including substitutions not properly approved and authorized, may be considered defective. Landlord's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by Landlord, improper or insufficient maintenance (other than by Landlord, where Landlord is required to perform maintenance on the item or system in question), improper operation (other than by Landlord, where Landlord operates the item or system in question), or normal wear and tear and normal usage.

                 (ii) WARRANTY PERIOD. Landlord shall be deemed to have satisfied all of its obligations under this Article 4 (including, without limitation, Landlord's warranty obligations under this Section 4.1(h)) except to the extent that, on or before the date which is three hundred fifty eight (358) days after the Rent Commencement Date (the "WARRANTY EXPIRATION DATE"), TIME BEING OF THE ESSENCE, Tenant gives written notice to Landlord in accordance with the provisions of Article 27 below setting forth with specificity the manner in which Tenant believes that Landlord has failed to comply with its obligations under this Article 4.

                 (iii) REPAIR OF DEFECTIVE WORK. Landlord agrees that it shall, without cost to Tenant, correct any portion of Landlord's Work which is found not to be in accordance with the requirements of the warranties set forth in this Section 4.1(h), unless Tenant has previously given Landlord express written acceptance of such condition, provided that Tenant gives Landlord written notice of such condition in accordance with the provisions of Article 27 below promptly after it becomes aware of such condition, and in any event on or before the Warranty Expiration Date.

            (i) PUNCHLIST. Promptly following delivery of the Premises to Tenant with Landlord's Work with respect thereto substantially complete, Landlord, Tenant, their respective architects and representatives shall inspect the Premises and mutually prepare a list (the "PUNCHLIST") of outstanding items which need to be completed to make Landlord's Work comply with the Laboratory Base Building Specifications ("PUNCHLIST ITEMS"). Landlord shall use good faith diligent efforts to complete all Punchlist Items within sixty (60) days of the date of the Punchlist. If Landlord fails to complete any Punchlist Items as a result of an event of Landlord's Force Majeure, Landlord shall have such additional time as is reasonably necessary to procure and/or complete the delayed Punchlist Items.

            (j) TENANT'S TERMINATION RIGHT. If Landlord's Work is not substantially complete on or before NOVEMBER 1, 2002, then Tenant may terminate this Lease by providing written notice of such intent within thirty (30) days after such date; provided, however, that if Landlord's Work is substantially completed within said 30-day period, such termination notice shall be null and void and the Lease shall continue in full force and effect.

     4.2    TENANT'S WORK.

            (a) TENANT'S PLANS. (i) In connection with the performance of the work necessary to prepare the 4th Floor Premises for Tenant's occupancy (the "4TH FLOOR WORK"), Tenant shall submit to Landlord for Landlord's approval (A) the name of and other reasonably requested information regarding Tenant's proposed architect and HVAC and MEP engineers; (B) on or before the 4th Floor Design/Development Plans Delivery Date, a set of design/development plans sufficient for Landlord to

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

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approve Tenant's proposed design of the 4th Floor Premises (the "4TH FLOOR
DESIGN/DEVELOPMENT PLANS"), (C) on or before the 4th Floor Permit Plans Delivery Date, an initial set of permit plans sufficient to permit Tenant to commence the 4th Floor Work ("4TH FLOOR PERMIT PLANS"), and (D) on or before the 4th Floor Final Construction Drawings Delivery Date, a full set of construction drawings ("4TH FLOOR FINAL CONSTRUCTION DRAWINGS") for the 4th Floor Work. The 4th Floor Design/Development Plans, the 4th Floor Permit Plans and the 4th Floor Final Construction Drawings are collectively referred to herein as the "4th FLOOR PLANS." Landlord's approval of the 4th Floor Design/Development Plans and the 4th Floor Permit Plans (and the 4th Floor Final Construction Drawings, provided that the 4th Floor Final Construction Drawings are consistent with the 4th Floor Permit Plans), shall not be unreasonably withheld, conditioned or delayed provided the same comply with the requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building and the Condominium. Landlord's approval is solely given for the benefit of Landlord under this Section 4.2 and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of the 4th Floor Plans for any other purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of the 4th Floor Plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the 4th Floor Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of the 4th Floor Plans shall in no event relieve Tenant of the responsibility therefor. Landlord agrees to respond to any request for approval of the 4th Floor Design/Development Plans within ten (10) days of receipt thereof, the 4th Floor Permit Plans within fifteen (15) days of receipt thereof and the 4th Floor Final Construction Drawings within fifteen (15) days of receipt thereof.

                 (ii) In connection with the performance of the work necessary to prepare the 3rd Floor Premises for Tenant's occupancy (the "3RD FLOOR WORK"), Tenant shall submit to Landlord for Landlord's approval (A) the name of and other reasonably requested information regarding Tenant's proposed architect and HVAC and MEP engineers; (B) on or before the 3rd Floor Design/Development Plans Delivery Date, a set of design/development plans sufficient for Landlord to approve Tenant's proposed design of the 3rd Floor Premises (the "3RD FLOOR DESIGN/DEVELOPMENT PLANS"), (C) on or before the 3rd Floor Permit Plans Delivery Date, an initial set of permit plans sufficient to permit Tenant to commence the 3rd Floor Work ("3RD FLOOR PERMIT PLANS"), and (D) on or before the 3rd Floor Final Construction Drawings Delivery Date, a full set of construction drawings ("3RD FLOOR FINAL CONSTRUCTION DRAWINGS") for the 3rd Floor Work. The 3rd Floor Design/Development Plans, the 3rd Floor Permit Plans and the 3rd Floor Final Construction Drawings are collectively referred to herein as the "3RD FLOOR PLANS." Landlord's approval of the 3rd Floor Design/Development Plans and the 3rd Floor Permit Plans (and the 3rd Floor Final Construction Drawings, provided that the 3rd Floor Final Construction Drawings are consistent with the 3rd Floor Permit Plans), shall not be unreasonably withheld, conditioned or delayed provided the same (1) comply with the requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building and the Condominium, and (2) are compatible with the design and function of the 4th Floor Premises. Landlord's approval is solely given for the benefit of Landlord under this Section 4.2 and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of the 3rd Floor Plans for any other purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of the 3rd Floor Plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the 3rd Floor Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of the 3rd Floor Plans shall in no event relieve Tenant of the responsibility therefor. Landlord agrees to respond to any request for approval of the 3rd Floor Design/Development Plans within ten (10) days of receipt thereof, the 3rd Floor Permit Plans within fifteen (15) days of receipt thereof and the 3rd Floor Final Construction Drawings within fifteen (15) days of receipt thereof.

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

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                 (iii)   The 4th Floor Work and the 3rd Floor Work are
hereinafter collectively referred to as "TENANT'S WORK."

            (b) COMMENCEMENT OF TENANT'S WORK. (i) Tenant shall, on or before the Outside 4th Floor Work Commencement Date, commence the performance of the 4th Floor Work, and Tenant shall thereafter diligently prosecute the 4th Floor Work to completion. The "OUTSIDE 4TH FLOOR WORK COMMENCEMENT DATE" shall be defined as the date that is ninety (90) days after the Term Commencement Date, provided that if Tenant is delayed in the commencement of the 4th Floor Work by reason of a Landlord Delay or other causes beyond Tenant's reasonable control, the Outside 4th Floor Work Commencement Date shall be extended by the lesser of
(i) the period of time which Tenant is so delayed, or (ii) ninety (90) additional days (i.e. in no event shall the Outside 4th Floor Work Commencement Date occur later than one hundred eighty (180) days after the Term Commencement
Date).

                 (ii) Tenant shall, on or before the Outside 3rd Floor Work Commencement Date, commence the performance of the 3rd Floor Work, and Tenant shall thereafter diligently prosecute the 3rd Floor Work to completion. The "OUTSIDE 3RD FLOOR WORK COMMENCEMENT DATE" shall be defined as the date that is two (2) years after the Term Commencement Date, provided that if Tenant is delayed in the commencement of the 3rd Floor Work by reason of a Landlord Delay or other causes beyond Tenant's reasonable control, the Outside 3rd Floor Work Commencement Date shall be extended by the lesser of (i) the period of time which Tenant is so delayed, or (ii) ninety (90) additional days (i.e. in no event shall the Outside 3rd Floor Work Commencement Date occur later than twenty-seven (27) months after the Term Commencement Date).

            (c) COMPLETION OF TENANT'S WORK. (i) Tenant shall substantially complete the 4th Floor Work on or before the date which is six (6) months after the Rent Commencement Date (the "OUTSIDE 4TH FLOOR WORK COMPLETION DATE"), provided that if Tenant is delayed in the performance of the 4th Floor Work by reason of a Landlord Delay or other causes beyond Tenant's reasonable control, the Outside 4th Floor Work Completion Date shall be extended by the lesser of
(i) the period of time which Tenant is so delayed, or (ii) three (3) additional months (i.e. in no event shall the Outside 4th Floor Work Completion Date occur later than the date which is nine (9) months after the Rent Commencement Date).

                 (ii) Tenant shall substantially complete the 3rd Floor Work on or before the date which is thirty (30) months after the Rent Commencement Date (the "OUTSIDE 3RD FLOOR WORK COMPLETION DATE"), provided that if Tenant is delayed in the performance of the 3rd Floor Work by reason of a Landlord Delay or other causes beyond Tenant's reasonable control, the Outside 3rd Floor Work Completion Date shall be extended by the lesser of (i) the period of time which Tenant is so delayed, or (ii) three (3) additional months (i.e. in no event shall the Outside 3rd Floor Work Completion Date occur later than the date which is thirty-three(33) months after the Rent Commencement Date).

            (d) COST OF TENANT'S WORK; PRIORITY OF WORK. Except for Landlord's Contribution, as set forth in Section 4.3 below, all of Tenant's Work shall be performed at Tenant's sole cost and expense, and shall be performed in accordance with the provisions of this Lease (including, without limitation, Article 13). Tenant and Landlord shall each take reasonably necessary measures to maintain harmonious labor relations and to ensure that Tenant's contractors and Landlord's contractors cooperate in all commercially reasonable ways with each other to avoid any delay in either Landlord's Work or Tenant's Work or any conflict with the performance of either Landlord's Work or Tenant's Work, Tenant acknowledging, however, that in the case of conflict that is not reasonably avoidable, the performance of Landlord's Work shall have priority. Tenant shall pay to Landlord, as additional rent,

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION
within ten (10) days after demand therefor, any costs or expenses incurred by Landlord (which shall be reasonably based on Tenant's usage) for the use of elevators, including, without limitation, the Freight Elevator, and/or hoisting in connection with the performance of Tenant's Work. Landlord and Tenant recognize that to the extent Tenant elects to perform some or all of Tenant's Work during times other than normal construction hours (i.e., Monday-Friday, 7 a.m. to 3 p.m., excluding holidays), Landlord will need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least forty-eight (48) hours' notice of any time outside of normal construction hours when Tenant intends to perform portions of Tenant's Work (the "AFTER-HOURS WORK"). Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for the cost of Landlord's supervisory personnel overseeing the After Hours Work. Landlord shall notify Tenant of the hourly rates (which shall be normal and customary) for such after-hours supervisory personnel from time to time upon written request. In addition, if construction during normal construction hours unreasonably disturbs other tenants of the Building or the Condominium, in Landlord's sole discretion, Landlord may require Tenant to stop performance of Tenant's Work during normal construction hours and to perform the same after normal construction hours, subject to the foregoing requirement to pay for the cost of Landlord's supervisory personnel.

     4.3    LANDLORD'S CONTRIBUTION.

            (a) AMOUNT. As an inducement to Tenant's entering into the Lease, Landlord shall provide to Tenant a special tenant improvement allowance equal to up to Seventy Five and 00/100 Dollars ($75.00) per rentable square foot of the Premises demised to Tenant (i.e. a maximum of Two Million Eight Hundred Twenty-Three Thousand Two Hundred Twenty Five and No/100 ($2,823,225.00) ("LANDLORD'S CONTRIBUTION") to be used by Tenant to pay for the cost to construct Tenant's Work, including all associated wiring and cabling costs. For the purposes hereof, the cost to be so reimbursed by Landlord shall not include:
(i) the cost of any of Tenant's personal property which will be removed at the end of the term hereof, telecommunications and computer equipment, any decorations and artwork, de-mountable partitions, signs, and trade fixtures,
(ii) any fees paid to Tenant, any Affiliated Entity or Successor, or (iii) any so-called "soft costs." Furthermore, in the event that Tenant does not build out all of the Premises on or before the Outside Requisition Date (hereinafter defined), Landlord's Contribution shall be limited to a maximum of Seventy-Five and 00/100 Dollars ($75.00) per rentable square foot of the Premises actually built out by Tenant as of the Outside Requisition Date.

            (b) REQUISITIONS. Landlord shall pay Landlord's Proportion (hereinafter defined) of the cost shown on each requisition (hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord until the entirety of Landlord's Contribution has been exhausted. "LANDLORD'S PROPORTION" shall be a fraction, the numerator of which is Landlord's Contribution and the denominator of which is the total contract price for the applicable portion of Tenant's Work. A "REQUISITION" shall mean written documentation (including, without limitation, invoices from Tenant's contractors, vendors, service providers and consultants (collectively, "CONTRACTORS") and partial lien waivers and subordinations of lien, as specified in M.G.L. Chapter 254, Section 32 ("LIEN WAIVERS") with respect to the prior month's requisition, and such other documentation as Landlord or any Mortgagee may reasonably request) showing in reasonable detail the costs of the item in question or of the improvements installed to date in the Premises, accompanied by certifications from Tenant that the amount of the requisition in question does not exceed the cost of the items, services and work covered by such requisition. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord, including without limitation Lien Waivers, that items, services and work covered by the prior requisition have been fully paid by Tenant and that the work has been performed. Notwithstanding the foregoing, with respect to the first requisition for Landlord's Contribution, Tenant shall not be required to deliver Lien Waivers at the time of the requisition, but shall deliver the Lien

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

Waivers and evidence of payment of the requisition in full within five (5) days following payment of Landlord's Contribution with respect to such first requisition. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant's books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

            (c) Notwithstanding anything to the contrary herein contained: (i) Landlord shall have no obligation to advance funds on account of Landlord's Contribution more than once per month; (ii) If Tenant fails to pay the amounts paid by Landlord to Tenant in the prior month's requisition to Tenant's Contractors, Landlord shall thereafter have the right to have Landlord's Contribution paid directly to Tenant's Contractors; (iii) Landlord shall have no obligation to pay any portion of Landlord's Contribution with respect to any requisition submitted after the date (the "OUTSIDE REQUISITION DATE") which is the earlier of: (A) three (3) months after the completion of all of Tenant's Work, or (B) thirty-three (33) months after the Rent Commencement Date; provided, however, that if Tenant certifies to Landlord that it is engaged in a good faith dispute with any Contractor, such Outside Requisition Date shall be extended while such dispute is ongoing, so long as Tenant is diligently prosecuting the resolution of such dispute; (iv) Landlord's obligation to pay any portion of Landlord's Contribution shall be conditioned upon there existing no default by Tenant in its obligations under the Lease at the time that Landlord would otherwise be required to make such payment; and (v) In addition to all other requirements hereof, Landlord's obligation to pay the final requisition of Landlord's Contribution shall be subject to simultaneous delivery of all Lien Waivers relating to items, services and work performed in connection with all phases or portions of Tenant's Work.

            (d) In the event that there remains any unused portion of Landlord's Contribution after the Outside Requisition Date, Tenant shall receive a credit against subsequent monthly payments of Yearly Rent in the amount of up to Ten Dollars ($10) per rentable square foot of such unused portion, amortized over the term hereof at the rate of ten percent (10%) per annum up to a maximum of $1.59 per rentable square foot per year.

     4.4    EQUIPMENT ALLOWANCE. (a)    As an inducement to Tenant's entering
into the Lease, Landlord shall provide to Tenant a special tenant equipment allowance equal to Two Hundred Sixty-Nine Thousand Six Hundred Twenty Seven and 29/100 Dollars ($269,627.29) (the "EQUIPMENT ALLOWANCE") to be used by Tenant to pay for the reasonable cost of the acquisition of the equipment listed on
EXHIBIT 12 attached hereto (the "EQUIPMENT").

            (b) Within thirty (30) days of receipt, Landlord shall pay to Tenant, or at Tenant's written request, directly to the provider thereof, the reasonable cost of the Equipment as shown on a reasonably detailed invoice therefor.

            (c) Tenant hereby grants to Landlord a security interest in all of the Equipment, and the Equipment shall not be removed from the Premises at any time during or at the end of the term hereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the "UCC"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five (5) days' prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant's expense at the state and county Uniform Commercial Code filing offices. Within ten (10) days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord's security interest in the Equipment. Provided that Tenant has paid all sums due to Landlord under this
Section 4.4, and provided further that there is no

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

Event of Default or event which, with the passage of time and/or the giving of notice would constitute an Event of Default at the time of Tenant's request therefor, upon written request by Tenant, Landlord shall file UCC termination statements.

            (d) Notwithstanding anything to the contrary contained herein, (i) Landlord shall have no obligation to advance funds on account of the Equipment Allowance more than once per month; (ii) Landlord shall have no obligation to pay any portion of the Equipment Allowance with respect to any invoice submitted in accordance with Section 4.4(a) above after the date (the "OUTSIDE SUBMISSION DATE") which is three (3) months after the Outside 4th Floor Completion Date; and (iii) Landlord's obligation to pay any portion of the Equipment Allowance shall be conditioned upon there existing no Event of Default or event which with the giving of notice and/or the passage of time would constitute an Event of Default at the time that Landlord would otherwise be required to make such payment.

            (e) Commencing on the first day of the calendar month following the Outside Submission Date, Tenant shall pay to Landlord as additional rent the total amount furnished by Landlord under the Equipment Allowance in equal monthly installments, calculated by utilizing straight-line amortization over a three-year term and assuming an interest rate of ten percent (10%) per annum.

     4.5 DISPUTE RESOLUTION. Any dispute between the parties with respect to the provisions of this Article 4 shall be resolved in accordance with the procedures set forth in Article 28 hereof.

5.   USE OF PREMISES

     5.1 PERMITTED USE. Tenant shall during the term hereof use the Premises only for the Permitted Uses and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they designed.

     5.2    PROHIBITED USES.

            (a) Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or any other agreement or instrument of record of which Tenant has received notice;
(ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination office and laboratory facility and the Permitted Uses) shall (a) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the common areas of the Building or Condominium; or (b) occasion discomfort, inconvenience or annoyance in any material respect (and Tenant shall not install or use any electrical or other equipment of any kind, including without limitation, Tenant's Rooftop Equipment, which, in the reasonable judgment of Landlord, will cause any such impairment, interference, discomfort, inconvenience, annoyance or injury), or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; (iv) which is inconsistent with the operation of the Building as a combination office, research, development and laboratory facility of the first class in the quality of its maintenance, use, or occupancy; (v) for any fermentation processes whatsoever other than closed vessel or vented fermentation processes approved by Landlord in writing in advance; (vi) for the preparation, cooking or serving of any food except for microwaves and toasters used in a standard employee lunchroom; (vii) in a manner which shall increase such insurance rates on the Building or the Condominium or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder; or (viii) in violation of any exclusive use granted to any Existing

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

Tenant (hereinafter defined) as more particularly set forth on EXHIBIT 5 attached hereto.

            (b) With respect to the use and occupancy of the Premises and the common areas of the Condominium, Tenant will not: (i) place or maintain any signage, trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other common areas of the Building or Condominium; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other common areas of the Condominium; (iv) receive or ship articles of any kind outside the designated loading areas for the Building; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; (vi) use the name of the Building, Landlord, or any of Landlord's affiliates or subsidiaries or any photograph, film, drawing, or other depiction or representation of the Building, the Condominium or any part thereof, which contains signage or distinctive architectural characteristics that cause the scene photographed, filmed, drawn, depicted, or represented to be identifiable as being the Building or the Condominium, in any publicity, promotion, trailer, press release, advertising, printed, or display materials without Landlord's prior written consent; (vii) cause or permit any hole to be drilled or made in any part of the Building; and (viii) violate the provision of Section 14.4 below.

     5.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business and/or Tenant's Rooftop Equipment, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities, with a copy to Landlord, as required in accordance with Legal Requirements as they relate to Tenant's use or occupancy of the Premises or the Building. Landlord shall cooperate with Tenant, at Tenant's sole cost and expense, in connection with its application for any required licenses, permits and approvals for the Permitted Uses.

     5.4    DUE CARE.    Tenant shall use reasonable care in connection with the
use of any materials, appliances or equipment (including, without limitation, those selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) so as not to pose any danger to life, safety or health or cause damage, injury or death.

6.   RENT

     6.1 YEARLY RENT. During the term hereof, Tenant shall pay to Landlord the Yearly Rent, additional rent and other charges in equal monthly installments, in advance and without demand on the first day of each month for and in respect of such month. Unless otherwise expressly provided herein, the payment of Yearly Rent, additional rent and other charges reserved and covenanted to be paid under the Lease in respect of the Premises (collectively, "RENT") shall commence on the Rent Commencement Date. If the Rent Commencement Date is on any day other than the first day of a calendar month, Rent for such calendar month shall be prorated accordingly. Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of Landlord set forth in EXHIBIT 1 or such other place as Landlord may designate in writing, and Rent in all circumstances shall be payable without any setoff or deduction whatsoever.

     6.2 WARRANTS. Upon execution hereof, Tenant shall deliver to Landlord warrants in the

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION
form attached hereto as EXHIBIT 6 to purchase 100,000 shares of Tenant stock at its Series B strike price.

     6.3    LATE PAYMENTS.

            (a) Any payment of Rent due hereunder not paid within five (5) days of the date due shall bear interest for each month or fraction thereof from the 6th day after the due date until paid in full at the annual rate of five (5) percentage points over the so-called prime rate charged from time to time by Fleet National Bank, or its successor national bank, or at any applicable lesser maximum legally permissible rate for debts of this nature (the "DEFAULT RATE").

            (b)  Additionally, if Tenant fails to make any payment within ten
(10) days of the date due hereunder, Landlord may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency.

7.   RENTABLE AREA

     Landlord and Tenant acknowledge the total rentable square footage of the Building and of the other buildings in the Condominium have been determined by agreement, and that the figures set forth in EXHIBIT 1 shall be conclusive and binding on Landlord and Tenant, except for the Premises and Building 100 which shall be finally measured following construction thereof. The methodology for measuring the Building and the Premises is set forth in EXHIBIT 7 attached hereto.

8.   SERVICES FURNISHED BY LANDLORD

     8.1    ELECTRIC CURRENT.

            (a) PRORATED CHARGES. Landlord shall have the right to charge Tenant for its use of electricity in the Premises based upon one of two methods, at Landlord's sole discretion. If Landlord elects to install and can feasibly install separate checkmeters on a floor by floor basis, Landlord shall charge Tenant for its share of electricity charges attributable to each floor of the Building based upon the ratio of the rentable square footage in the portion of the Premises on each floor to the total non-retail rentable square feet of space on such floor ("FLOOR PERCENTAGE SHARE"). Tenant shall pay its Floor Percentage Share of electricity charges attributable to such meter(s), as additional rent hereunder, within ten (10) days of receipt of Landlord's invoice therefor.

            (b) METERED CHARGES. Alternatively, Tenant may, at Tenant's expense, furnish and install in a location approved by Landlord in or near the Premises any necessary metering equipment approved by Landlord to be used in connection with measuring Tenant's consumption of electric current in the Premises, and Tenant, at Tenant's expense, shall maintain and keep in repair such metering equipment. If the Premises are separately metered, Tenant shall pay the full amount of any charges attributable to such meter on or before the due date therefor either to Landlord or directly to the supplier thereof, at Landlord's election.

            (c) ROOFTOP ELECTRICITY. Landlord shall install a check meter to measure the use of electricity by all equipment installed on the roof, including Tenant's Rooftop Equipment. Landlord shall charge Tenant for its share of the electricity charges attributable to the roof check meter based upon either (x) the ratio of the number of hours of usage of Tenant's Rooftop Equipment to the total hours of use shown on the check meter, or (y) the ratio of cubic feet per minute ("CFM")'s requested by Tenant to total CFMs requested by other tenants of the Building, at Landlord's election. Tenant shall pay its share of electricity charges attributable to the roof check meter, as additional rent hereunder, within ten (10) days of receipt of Landlord's invoice therefor.

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                                      -15-

            (d) ALLOCATION BY LANDLORD. Landlord shall have the right to monitor the allocation of electricity charges to all tenants of the Building to ensure that the allocation method is appropriately related to Tenant's actual use of electricity within or in connection with the Premises. If the current method of allocation is inaccurate, Landlord may change the method of allocation, as necessary, to correct the disproportionate charges. In addition, if Landlord determines in the course of its audit of the electricity charges previously allocated that Tenant has underpaid charges properly due for its use of electricity, Landlord shall invoice Tenant for the amounts due (together with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Tenant) and Tenant shall pay such additional amount, as additional rent hereunder, within ten (10) days of receipt of Landlord's invoice therefor.

            (e) ADDITIONAL ELECTRICITY REQUIREMENTS. If Tenant shall subsequently require electric current for use in the Premises in excess of the capacity set forth in the Final Construction Drawings and related specifications approved by Landlord and if in Landlord's reasonable judgment, (i) Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building air conditioning systems and additional cost to Landlord on account thereof then, as the case may be, Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor is available to Landlord, provided that the same (v) shall be permitted by Legal Requirements and insurance regulations, (w) shall not cause damage to the Building or the Premises, (x) shall not cause or create a dangerous or hazardous condition, (y) shall not entail excessive or unreasonable alterations or repairs, and (z) shall not interfere with or disturb other tenants or occupants of the Building. Tenant shall reimburse Landlord for such additional cost within ten (10) days of demand therefor.

            (f) REPLACEMENT LAMPS/BULBS. Landlord, at Tenant's sole cost and expense and upon Tenant's request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) and used in the Premises. Tenant, at Tenant's sole cost and expense, shall purchase and install all replacement bulbs used in the Premises.

            (g) INTERRUPTION OF ELECTRICAL SERVICE. Subject to Section 8.6(b) below, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy which Landlord agrees to furnish hereunder subsequently becomes no longer available or suitable for Tenant's requirements.

            (h) ALTERATIONS TO ELECTRICAL EQUIPMENT. Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises which would adversely affect any base Building or laboratory base Building systems or equipment without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld, conditioned or delayed, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

     8.2 WATER. Landlord shall furnish hot and cold water for ordinary cleaning, toilet, lavatory and drinking purposes with respect to the office areas and ordinary laboratory use with respect to the laboratory areas. Landlord shall install a separate water meter for the Building and shall allocate the water meter charges, together with any sewer charges based on said meter charges, among the tenants of the Building based upon estimated water usage, as reasonably estimated by Landlord. Landlord shall provide Tenant with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Tenant. Tenant shall pay to Landlord, as additional rent hereunder, its allocated share of water charges within ten (10) days of demand therefor.

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

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     8.3    ELEVATORS, HEAT, AIR CONDITIONING, CLEANING.

            (a) ELEVATORS. Landlord at its expense shall provide necessary elevator facilities, including the Freight Elevator (which may be manually or automatically operated, either or both, as Landlord may from time to time elect), on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (collectively, "BUSINESS HOURS") and have at least one passenger elevator and one freight elevator in operation available for Tenant's non-exclusive use, together with others having business in the Building, at all other times.

            (b) HEAT. Landlord at its expense shall furnish heat (substantially equivalent to that being furnished in comparably-aged, similarly-equipped combination office/laboratory buildings in Cambridge, Massachusetts) to the Premises during the normal heating season twenty-four (24) hours per day, seven
(7) days per week.

            (c) AIR CONDITIONING. Landlord shall through the air conditioning equipment of the Building furnish to and distribute in the Premises air conditioning when air conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. Landlord shall also furnish a separate but integrated gas-powered air conditioning system for the laboratory areas of the Building. Whenever the air conditioning systems are in operation, Tenant agrees to use reasonable efforts to lower and close the blinds or drapes when necessary because of the sun's position, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning systems, provided Landlord first delivers a copy of such regulations and requirements to Tenant.

            (d) CLEANING. Landlord at its expense shall cause the common areas of the Building to be cleaned Monday through Friday. Either EXHIBIT 8 (if annexed hereto) or, otherwise, the cleaning standards generally prevailing in first-class combination office/laboratory buildings in the City of Cambridge, shall represent substantially the extent and scope of the cleaning by Landlord referred to in this Section 8.3(d).

     8.4 ADDITIONAL AIR CONDITIONING EQUIPMENT. In the event Tenant requires additional air conditioning other than as specified in the 4th Floor Final Construction Drawings and/or the 3rd Floor Final Construction Drawings for equipment, business machines, meeting rooms or other special purposes, or because of occupancy, then any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment will be installed by Landlord or, at Landlord's election, by Tenant with Landlord's supervision, in either case at Tenant's sole cost and expense, but only if, in Landlord's reasonable judgment, the same will not (i) cause damage or injury to the Building, (ii) create a dangerous or hazardous condition, or (iii) entail excessive or unreasonable alterations, repairs or expense. Tenant shall reimburse Landlord, as additional rent hereunder, for the cost incurred by Landlord in installing, maintaining and operating such additional air conditioning equipment and the charges for all utilities consumed thereby.

     8.5 REPAIRS. Except as otherwise provided in Article 18, and subject to Tenant's obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls (except the interior surfaces thereof), structural floor slabs, columns, elevators (including the Freight Elevator), public stairways, corridors, lavatories, equipment installed by Landlord (including, without limitation, all base building and laboratory base building systems, sanitary, electrical, heating, air conditioning, plumbing, security or other systems) and common facilities of the Building in good condition and repair. In addition, Landlord shall operate and maintain the common areas of the Building and shall cause the association of unit

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

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owners of the Condominium to operate and maintain the Condominium in substantially the same manner as other first-class mixed use office/laboratory facilities in the Kendall Square, Cambridge area.

     8.6    INTERRUPTION OR CURTAILMENT OF SERVICES.

            (a) LANDLORD RIGHTS. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon as much prior notice to Tenant as is practicable under the circumstances and no less than twenty-four (24) hours' notice except in the event of an emergency, to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services, and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, subject to Section 8.6(b) below, there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant's obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

            (b) ABATEMENT. Notwithstanding anything to the contrary in this Lease contained, if the Premises shall lack any service which Landlord is required to provide hereunder, or if Tenant's use and occupancy of the Premises shall be disturbed in violation of Article 22 hereof (thereby rendering the Premises or a portion thereof substantially untenantable) such that, for the duration of the Landlord Service Interruption Cure Period (hereinafter defined), the continued operation in the ordinary course of Tenant's business is materially and adversely affected, and if Tenant ceases to use the affected portion of the Premises (the "AFFECTED PORTION") during the period of untenantability as the direct result of such lack of service or disturbance, then, provided that Tenant ceases to use the Affected Portion during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant, Tenant's agents, servants, employees, consultants, contractors, subcontractors, licensees and/or subtenants (collectively, the "TENANT PARTIES"), Yearly Rent, Building Operating Expenses and Taxes shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected. For purposes hereof, the "LANDLORD SERVICE INTERRUPTION CURE PERIOD" shall be defined as fifteen (15) consecutive business days after Landlord's receipt of written notice from Tenant of the condition causing untenantability in the Affected Portion, provided however, that the Landlord Service Interruption Cure Period shall be twenty five
(25) consecutive business days after Landlord's receipt of written notice from Tenant of such condition causing untenantability in the Affected Portion if either the condition was caused by causes beyond Landlord's control or Landlord is unable to cure such condition as the result of causes beyond Landlord's control. The provisions of this Section 8.6(b) shall not apply in the event of untenantability caused by fire or other casualty, or Taking (hereinafter defined), which shall be governed by Article 18 below.

     8.7 ENERGY CONSERVATION. Notwithstanding anything to the contrary contained herein, Landlord may institute upon written notice to Tenant such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services (collectively, the "CONSERVATION PROGRAM"), provided however, subject to Legal Requirements, that the Conservation Program does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises immediately prior to the institution of such policy, program and/or measure. Upon receipt of such notice, Tenant shall comply with the Conservation Program.

     8.8 PREMISES POPULATION. Other than air conditioning, all services provided by Landlord to

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

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Tenant are based upon an assumed maximum Premises population of one person per one hundred fifty (150) rentable square feet of the Premises, which limit Tenant shall in no event exceed. Tenant acknowledges that if it exceeds the foregoing limitation, Landlord may incur costs including, without limitation, additional costs due to the additional load on building systems. Tenant agrees to reimburse Landlord for the amount of such costs (if any), as reasonably determined by Landlord, due to a Premises population in excess of the foregoing maximum.

     8.9 SECURITY. Landlord shall cause security personnel to be present at the Condominium and the Parking Garage, and to inspect the exterior of the Condominium buildings and the Common Areas thereof on a twenty-four (24) hour, seven (7) days per week basis. The Parking Garage shall be equipped with security cameras and emergency callboxes. As part of Landlord's Work, Landlord shall install an electronic card access system at the Building entrance doors, within the elevators and at the entrance to the Parking Garage. Notwithstanding Landlord's obligation to provide security personnel and an electronic card access system, Landlord shall not be liable for damage to property of Tenant in the Premises or for injury to person unless such damage or injury is caused by the negligence of Landlord, or the agents, employees, contractors, subcontractors, invitees, licensees or other authorized representatives of Landlord. Landlord will install a MAC security system for the Building and Tenant shall have the right, at its sole cost and expense, to install its own module for the Premises and connect same to the Building's security system. Tenant shall be fully responsible for the cost of any repairs to the Building's security system required as a result of the connection of Tenant's security module thereto. Tenant, at Tenant's sole cost, expense and responsibility, may install additional electronic card devices and systems within the Premises and at the access points to the stairwells provided such devices and systems are compatible with Landlord's electronic card access system.

9.   UTILITIES

     9.1    UTILITY SERVICES. In addition to Tenant's obligations under Sections
8.1 and 8.2 above and unless otherwise expressly provided herein, Tenant shall obtain and pay for all other utilities and services, including without limitation heat and air conditioning furnished to the Premises pursuant to
Article 8 above, consumed and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto. Landlord shall have the right to make any such payment if Tenant fails to do so prior to delinquency, in which event Tenant shall reimburse Landlord for the amount so paid upon demand therefor, together with interest at the Default Rate until paid in full.

     9.2. TELECOMMUNICATION PROVIDERS. Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Premises other than Verizon or Level 3 (collectively, the "APPROVED PROVIDERS"). If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by Tenant or the service provider of any costs incurred by Landlord in facilitating such access. Landlord's consent to providing access to the Building to any service provider other than the Approved Providers shall not be unreasonably withheld, conditioned or delayed provided such access does not require any street opening permits or approvals (unless otherwise agreed to by the City of Cambridge) or would unreasonably interfere with the use of the common areas of the Condominium.

10.  OPERATING EXPENSES AND TAXES

     10.1 DEFINITIONS. As used in this Article 10, the words and terms which follow shall have the meanings set forth below:

            (a) "TAXES" shall mean the real estate taxes and other taxes, levies and assessments

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION
imposed upon Unit 300 of the Condominium, and upon any personal property of Landlord used in the operation of Unit 300, or on Landlord's interest in Unit 300 or such personal property (provided that to the extent such taxes, levies, and assessments are still assessed against the Condominium as a whole, such amounts shall be allocated among all Units comprising the Condominium based on the assessor's records or, if the records do not provide a separate allocation, based on square footage of the buildings in question unless Landlord reasonably determines that such allocation should be made on another reasonable basis); charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to Unit 300; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of Unit 300 or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the Building or Condominium, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute "Taxes," whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute "Taxes," but only to the extent calculated as if the Condominium were the only real estate owned by Landlord. "Taxes" shall also include reasonable expenses (including without limitation legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies.

            (b) "TAX PERIOD" shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the term of this Lease, the first such Tax Period being the one in which the Rent Commencement Date occurs.

            (c) "OPERATING YEAR": shall mean a fiscal year in which occurs any part of the term of this Lease.

            (d) "BUILDING OPERATING COSTS" shall mean all costs incurred and expenditures made by Landlord in the operation and management of the Building or allocated to the Building, including, without limitation, any costs for utilities supplied to the common areas of the Building, and any costs for repair and replacements, cleaning and maintenance of the common areas of the Building, including, without limitation, vehicular and pedestrian passageways serving the Building, related equipment, facilities and appurtenances and cooling and heating equipment. For costs and expenditures made by Landlord in connection with the operation, management, repair, replacement, maintenance and insurance of the Building as a whole, Landlord shall make a reasonable allocation thereof between the retail and non-retail portions of the Building. A portion of Condominium Operating Costs shall be included in Building Operating Costs in accordance with Section 10.1(e). Building Operating Costs shall not include Excluded Costs (hereinafter defined).

            (e) "CONDOMINIUM OPERATING COSTS" shall mean all costs incurred and expenditures made in the operation and management, repair, replacement, cleaning, insurance and maintenance of the common areas of the Condominium, exclusive of the Garage, the Building, and the other buildings in the Condominium including without limitation a commercially reasonable management fee paid to Landlord's property manager. To the extent that a cost included in Condominium Operating Costs is also allocable to property other than the Condominium, such cost shall be equitably allocated to each parcel of property which benefits from such cost. The allocation of costs and expenditures among the various buildings in the Condominium shall be on the basis of the ratio of the total rentable square feet of each building in the Condominium to the total rentable square feet of the Condominium, unless

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION
such allocation would result in a disproportionate charge (x) based upon the manner in which any subsequent building in the Condominium is measured relative to the manner in which the Building was measured, in which case the allocation shall be made equitably among the buildings of the Condominium, or (y) based upon the relative usage of the service on which such cost is based, in which case such allocation shall be based upon such relative usage. Condominium Operating Costs shall include, without limitation, the cost of operating any appropriate amenities in the Condominium available to all tenants of the Condominium, the costs of Landlord's management office for the Condominium and any subsidy provided by Landlord for or with respect to any such amenity.

            (f) "EXCLUDED COSTS" shall be defined as (i) any mortgage charges (including interest, principal, points and fees); (ii) brokerage commissions;
(iii) salaries of executives, owners and employees above the grade of area manager not directly employed in the management/operation of the Condominium;
(iv) the cost of work or services done or furnished by Landlord for a particular tenant; (v) subject to Subsection 10.4 below, any capital expenditures or capital improvements or such portion of any other expenditures which are not properly chargeable against income; (vi) the costs of Landlord's Work and any contributions made by Landlord to any tenant of the Condominium in connection with the build-out of its premises; (vii) the cost of soil and groundwater testing attributable to environmental conditions existing as of the date of this Lease or caused by Landlord, its agents and employees or any tenant or occupant of the Condominium; (viii) franchise or income taxes imposed on Landlord; (ix) costs paid or payable directly by individual tenants to suppliers, including tenant electricity, telephone and other utility costs; (x) the cost of any repairs made by Landlord pursuant to Article 18 below; (xi) increases in premiums for insurance when such increase is caused by the use of the Building by Landlord or any other tenant of the Building; (xii) costs or taxes relating to the ownership, operation, maintenance or repair of the Parking Garage, other than as set forth in Section 2.4 of the Lease; (xiii) maintenance and repair of capital items not a part of the Building or the Condominium; (xiv) depreciation of the buildings, improvements and the common areas comprising the Condominium;
(xv) costs relating to maintaining Landlord's existence as a corporation, partnership or other entity; (xvi) advertising and other fees and costs incurred in procuring tenants; (xvi) the cost of any items for which Landlord is reimbursed by insurance, condemnation awards, refund, rebate or otherwise, and any expenses for repairs or maintenance to the extent covered by warranties, guaranties and service contracts; (xvii) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; (xv) any cost to the extent paid by Tenant pursuant to any other provision of this Lease; and
(xvi) any portion of contributions made by Landlord to the so-called WORKING CAPITAL FUND (as defined in that certain Declaration of Trust and By-Laws of The Technology Square Condominium Trust dated as of November 30, 2000).

            (g) "CAPITAL INTEREST RATE" shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor's corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

            (h) "ANNUAL CHARGE-OFF" shall be defined as the annual amount of principal and interest payments which would be required to repay a loan ("CAPITAL LOAN") in equal monthly installments over the Useful Life (hereinafter defined) of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, where the initial principal balance is the cost of the capital item in question.

            (i) "USEFUL LIFE" shall be reasonably determined by Landlord in accordance with sound accounting principles consistently applied in effect at the time of acquisition of the capital item.

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building Operating Costs and/or Condominium Operating Costs including, without limitation, energy-related costs, and that such annual projected savings will exceed the Annual Charge-Off of Capital Expenditures computed as aforesaid, then and in such events, the Annual Charge-Off shall be determined based upon a Useful Life which would cause the principal and interest payments in a full repayment of the Capital Loan in question to equal the amount of projected savings of such Useful Life.

     10.2 TAX PAYMENT. (a) Tenant shall pay to Landlord, as additional rent, Tenant's Percentage Share of Taxes. Landlord may make a good faith estimate of the Taxes to be due by Tenant for any Tax Period or part thereof during the term hereof, and Tenant shall pay to Landlord, on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant's Percentage Share of Taxes for such Tax Period or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant's Percentage Share of Taxes and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant's Percentage Share of Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant's Percentage Share of Taxes as reasonably estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period. As soon as practicable after actual Tax bills are available for each Tax Period, Landlord shall deliver to Tenant a copy of the same. If the total of such monthly remittances is greater than Tenant's Percentage Share of the actual Taxes due for such Tax Period, then, provided there is not an Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of Yearly Rent due hereunder, except that if such difference is determined after the end of the term hereof, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant's Percentage Share of the actual Taxes due for such Tax Period, Tenant shall pay the difference to Landlord within ten (10) days of Tenant's receipt of an invoice therefor. Landlord's estimate for the next Tax Period shall be based upon the actual Taxes attributable to the Building for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Taxes. In the event that Payments in Lieu of Taxes ("PILOT"), instead of or in addition to Taxes, are separately assessed to certain portions of the Building or the Condominium including the Premises, Tenant agrees, except as otherwise expressly provided herein to the contrary, to pay to Landlord, as additional rent, the portion of such PILOT attributable to the Premises in the same manner as provided above for the payment of Taxes. In the event that PILOT are separately assessed to certain portions of the Building or the Condominium including the Premises, Tenant's payments under this Section 10.2(a) shall not be greater than the amount that would have been paid if such PILOT was not assessed.

            (b) EFFECT OF ABATEMENTS. Appropriate credit against Taxes or PILOT shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor after deduction of Landlord's expenditures for reasonable legal fees and for other reasonable expenses incurred in obtaining the Tax or PILOT refund.

     10.3   PAYMENT OF BUILDING OPERATING COSTS.

            (a) Tenant shall pay to Landlord, as additional rent, Tenant's Percentage Share of Building Operating Costs. Landlord may make a good faith estimate of Tenant's Percentage Share of Building Operating Costs for any Operating Year or part thereof during the term based upon Landlord's pro forma budget, a copy of which shall be delivered to Tenant when available, and Tenant shall pay to

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

Landlord, on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant's Percentage Share of the estimated Building Operating Costs for such Operating Year and/or part thereof divided by the number of months therein. Landlord may reasonably estimate and re-estimate Tenant's Percentage Share of Building Operating Costs and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant's Percentage Share of Building Operating Costs shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant's Percentage Share of Building Operating Costs as reasonably estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Building Operating Costs are available for each Operating Year.

            (b) ANNUAL RECONCILIATION. Landlord shall, within one hundred twenty (120) days after the end of each Operating Year, deliver to Tenant a reasonably detailed statement of the actual amount of Building Operating Costs for such Operating Year ("YEAR END STATEMENT"). If the total of such monthly remittances on account of any Operating Year is greater than Tenant's Percentage Share of the actual Building Operating Costs for such Operating Year, then, provided there is not an Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of Yearly Rent due hereunder, except that if such difference is determined after the end of the term hereof, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant's Percentage Share of the actual Building Operating Costs for such Operating Year, Tenant shall pay the difference to Landlord within thirty
(30) days of Tenant's receipt of an invoice therefor. Landlord's estimate of Building Operating Costs for the next Operating Year shall be based upon the actual Building Operating Costs for the prior Operating Year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases or decreases in Building Operating Costs.

     10.4   CAPITAL EXPENDITURES.

            (a) REPLACEMENTS. If, during the term hereof, Landlord shall replace any capital items (collectively, "CAPITAL EXPENDITURES") the total amount of which (net of any warranty claims) is not properly includable in Building Operating Costs for the Operating Year in which they were made, in accordance with sound accounting principles consistently applied, there shall nevertheless be included in such Building Operating Costs and in Building Operating Costs for each succeeding Operating Year the amount, if any, by which the Annual Charge-Off (determined as hereinafter provided) of such Capital Expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the Annual Charge-Off of the Capital Expenditure for the item being replaced.

            (b) NEW CAPITAL ITEMS. If a new capital item is acquired which does not replace another capital item which was worn out, has become obsolete, etc., and such new capital item being acquired is either (i) required by any Legal Requirements enacted after the date of this Lease, or (ii) reasonably projected to reduce Building Operating Costs, then there shall be included in Building Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure.

     10.5 PART YEARS. If the Rent Commencement Date or the Expiration Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Building Operating Costs or Taxes, as the case may be, with respect to such Operating Year or Tax Period within the term hereof. Any credit pursuant to Section 10.2(b) for the years in which the Rent Commencement

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Date or the Expiration Date occur shall be similarly pro-rated.

     10.6 DISPUTES, SURVIVAL. Any disputes arising under this Article 10 may, at the election of either party, be submitted for dispute resolution as provided in Article 28 below. Any obligations under this Article 10 which shall not have been paid at the expiration or sooner termination of the term hereof shall survive such expiration and shall be paid when and as the amount of same shall be determined and be due.

     10.7 AUDIT RIGHT. After giving Landlord at least sixty (60) days' prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Building Operating Costs for any periods of time within the previous fiscal year before the audit or inspection. However, no audit or inspection shall extend to periods of time before the Term Commencement Date. If Tenant fails to object to the calculation of Tenant's Percentage Share of Building Operating Costs on the Year-End Statement within sixty (60) days after such statement has been delivered to Tenant, then Tenant shall be deemed to have waived its right to object to the calculation of Tenant's Percentage Share of Building Operating Costs for the year in question and the calculation of Tenant's Percentage Share of Building Operating Costs set forth on such statement shall be final. Tenant's audit or inspection shall be conducted only at Landlord's offices or the offices of Landlord's property manager during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection. Tenant may not conduct an inspection or have an audit performed more than once during any fiscal year. If such inspection or audit reveals that an error was made in the calculation of Tenant's Percentage Share of Building Operating Costs previously charged to Tenant, then, provided there is not an Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within ten (10) days after notification thereof. If Tenant's inspection or audit reveals an overcharge of more than five percent (5%), then Landlord shall reimburse Tenant for up to Five Thousand and No/100 Dollars ($5,000.00) of the reasonable cost of such audit or inspection within thirty
(30) days of receipt of a reasonably detailed invoice therefor. Tenant shall maintain the results of any such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (C) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

11.  FIXTURES, EQUIPMENT AND IMPROVEMENTS--REMOVAL BY TENANT

     All fixtures (which expressly includes for purposes of this Section 11 fume hoods, lab sinks and laboratory benches), equipment, improvements and appurtenances attached to or built into the Premises prior to or during the term hereof, whether by Landlord at Landlord's expense or at the expense of Tenant (either or both) or by Tenant (but excluding all items of Tenant's Removable Property) shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the term hereof unless Landlord authorizes such removal in writing or otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with the terms of Section 12.1 below; provided, however, that Tenant shall have the right to remove (at Tenant's expense) the items of "TENANT'S REMOVABLE PROPERTY" listed on EXHIBIT 9, attached hereto (as same may be updated from time to time by Tenant with the prior approval of Landlord), provided that such removal shall not materially damage the Premises or the Building and that Tenant shall repair any damage to the Premises or the Building arising from the installation or removal thereof. In addition, (i) the Equipment shall not be removed from the Premises, and (ii) the pure water system and the waste treatment system shall not be removed from the Premises during or at the end of term hereof except, upon at least ten (10)

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business days' prior written notice to Landlord, by the holder of a purchase money security interest therein and then only as a result of Tenant's failure to pay sums as and when due to such holder and in accordance with the terms of the loan agreement by and between Tenant and such holder. Nothing in this Lease shall be construed to permit Tenant to grant any interest whatsoever in (a) any fixtures within the Premises or (b) any item paid in whole or in part with Landlord's Contribution or the Equipment Allowance without the consent of Landlord. All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, improvements and appurtenances, whether or not attached to or built into the Premises. Where not built into the Premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business or laboratory equipment or Tenant's inventory or stock in trade shall not be deemed to be included in such fixtures, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant. Nothing in this Section 11 shall prohibit Tenant from relocating any fume hoods and laboratory benches installed within the Premises from time to time during the term of this Lease. Notwithstanding anything to the contrary contained herein, at the end of the term hereof Tenant shall remove all autoclaves and cage washers from the Premises.

12.  ALTERATIONS AND IMPROVEMENTS BY TENANT

     12.1 Tenant shall make no alterations, decorations, installations, removals, additions or improvements (collectively, "ALTERATIONS") in or to the Premises (other than Tenant's Work which shall be governed by the provisions of Article 4 above) without Landlord's prior written consent and then only those made by contractors or mechanics approved by Landlord. Notwithstanding the foregoing, but provided that no HVAC system serving any portion of the Building is adversely affected, Tenant may make non-structural Alterations costing less than $20,000 in any one instance ("PERMITTED ALTERATIONS") without Landlord's prior written consent but subject to the provisions of this Lease including without limitation Article 13 below. No Alterations other than Permitted Alterations shall be undertaken or begun by Tenant until Landlord has approved written plans and specifications and a time schedule for such work. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord's consent and approval required under this Article 12 shall not be unreasonably withheld, conditioned or delayed, except for matters of aesthetics relating to Alterations to or affecting the Rooftop Premises and/or the exterior of the Building, which shall be determined in Landlord's sole discretion. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non-building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises. Any such Alterations shall be done at Tenant's sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate. If Tenant shall make any Alterations to the Premises other than the Permitted Alterations, then Landlord may elect to require Tenant at the expiration or sooner termination of the term hereof to restore the Premises to substantially the same condition as existed immediately prior to the Alteration. Upon Tenant's request, Landlord agrees to make such election at the

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time that Landlord approves Tenant's plans for any such Alterations. Tenant shall provide Landlord with reproducible record drawings of all Alterations within sixty (60) days after completion thereof.

     12.2 Tenant shall pay to Landlord, as additional rent, within ten (10) days after demand therefor, any costs or expenses incurred by Landlord (which shall be reasonably based on Tenant's usage) for the use of elevators (including without limitation the Freight Elevator) and/or hoisting in connection with the performance of any Alterations. Landlord and Tenant recognize that to the extent Tenant elects to perform some or all of the Alterations during times other than normal construction hours, Landlord will need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least forty-eight (48) hours' notice of any time outside of normal construction hours when Tenant intends to perform portions of the Alterations. Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for the cost of Landlord's supervisory personnel overseeing such after hours work. In addition, if construction during the normal construction hours unreasonably disturbs other tenants of the Building or the Condominium, in Landlord's sole discretion, Landlord may require Tenant to stop the performance of the Alterations during normal construction hours and to perform the same after hours, subject to the foregoing requirement to pay for the cost of Landlord's supervisory personnel.

13. TENANT'S CONTRACTORS--MECHANICS' AND OTHER LIENS--STANDARD OF TENANT'S PERFORMANCE--COMPLIANCE WITH LAWS

     Whenever Tenant shall make any Alterations (including without limitation, the performance of Tenant's Work) in or to the Premises, Tenant will observe the following covenants and agreements:

     13.1 HARMONIOUS RELATIONS. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

     13.2 LIENS. In no event shall any Encumbered Material (hereinafter defined) be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any Alteration. For purposes hereof, "ENCUMBERED MATERIAL" shall mean any material or equipment which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever (other than pursuant to Section 4.4 above) or is subject to any security interest or any form of title retention agreement not approved by Landlord in advance in writing which approval may be given or withheld in Landlord's sole discretion. No Alterations shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all Contractors for such Alteration and taken other appropriate protective measures approved and/or required by Landlord; (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such Contractors; and (iii) plans and specifications prepared by and at the expense of Tenant have been submitted to and approved by Landlord where Landlord's approval is required hereunder. Any mechanic's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days after Tenant's receipt of notice of the filing thereof, at Tenant's expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing, together with interest at the Default Rate until paid in full, within ten (10) days after receipt of an invoice therefor.

     13.3 PERMITS. Unless Landlord and Tenant otherwise agree in writing, Tenant shall procure

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

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or cause others to procure on its behalf all necessary permits before undertaking any work in the Premises; do all of such work in a good and workmanlike manner, employing materials of good quality; and defend, save harmless, exonerate and indemnify the Landlord Indemnitees from and against any and all Claims occasioned by or growing out of such work. Tenant shall cause Contractors employed by Tenant to (a) carry Worker's Compensation Insurance in accordance with statutory requirements, (b) carry Automobile Liability Insurance and Commercial General Liability Insurance (i) naming Landlord as an additional insured and (ii) covering such Contractors on or about the Premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require, and (c) submit certificates evidencing such coverage to Landlord prior to the commencement of any such work.

     13.4. QUALITY AND PERFORMANCE. All Alterations shall be done in a good and workmanlike manner by Contractors approved by Landlord and in compliance with Landlord's construction rules and regulations for the Condominium attached as an addendum to the Building Rules and Regulations, all insurance requirements of the Lease, and Legal Requirements. Each party authorizes the other to rely upon the written approval or other written authorizations on the other party's behalf by its Construction Representative(s) in connection with design and construction.

14. MAINTENANCE AND REPAIRS BY TENANT--LABORATORY CLEANING AND WASTE REMOVAL -- FLOOR LOAD

     14.1 MAINTENANCE AND REPAIRS BY TENANT. Tenant shall keep all and singular the Premises neat and clean and free of insects, animals (other than animals used in connection with the Permitted Uses), vermin and other pests and in such good repair, order and condition as the same are in on the Term Commencement Date or in such better condition as the Premises may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. Tenant shall be solely responsible, at Tenant's sole cost and expense, (a) for the proper maintenance of all equipment and appliances operated by Tenant including without limitation the Equipment; (b) repairs and maintenance of any Tenant's Rooftop Equipment, any heating, ventilating and air conditioning equipment or security equipment installed by Tenant and any other building systems installed by Tenant for exclusive use within the Premises; and
(c) for cleaning all areas of the Premises (office and laboratory areas) to a standard reasonably comparable to other combination laboratory/office buildings in the greater Cambridge area with a service provider reasonably acceptable to Landlord. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of any of the Tenant Parties or otherwise, all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work.

     14.2 LABORATORY CLEANING, WASTE REMOVAL AND ANIMAL CARE. Tenant shall be responsible, at its sole cost and expense, for routine janitorial and trash removal services and other biohazard disposal services for the laboratory areas of the Premises. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the laboratory areas of the Premises are at all times kept neat, clean and free of trash, Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord. In addition, Tenant shall be responsible, at Tenant's sole cost and expense, for the care and safe storage of any animals housed within the Premises, including without limitation all animal husbandry and custodial services with respect thereto.

     14.3 FLOOR LOAD--HEAVY MACHINERY. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

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

to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, "HEAVY EQUIPMENT") into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord's Rules and Regulations with respect to the same. If such Heavy Equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with Legal Requirements. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save the Landlord Indemnitees harmless from and against any and all Claims resulting directly or indirectly from such moving. Proper placement of all Heavy Equipment in the Premises shall be Tenant's responsibility.

     14.4 ANIMAL TRANSPORTATION. No animals, animal waste, food or supplies relating to the animals maintained from time to time in the animal storage areas of the Premises shall be transported within the Building except as provided in this Section 14.4. All deliveries of animals or animal food or supplies to Tenant at the Building shall be made prior to 11:00 a.m. No transportation of animals, animal waste, food or supplies within the Building shall occur between the hours of 11:00 a.m. and 1:00 p.m. At all times that animals are transported within the Condominium common areas or within the Building, they shall be transported in an appropriate cage or other container. At no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building or be transported within the Building in elevators other than the Freight Elevator.

     14.5   WASTE REMOVAL; RECYCLING.

            (a) Throughout the term hereof, Tenant shall, at its sole cost and expense: (i) keep any garbage, trash, rubbish and refuse (collectively, "TRASH") in vermin-proof containers within the interior of the Premises until removed; and (ii) deposit such Trash on a daily basis, in designated receptacles provided by Landlord.

            (b) At its option, Landlord may furnish (or authorize others to furnish) a service for the removal of Trash from receptacles designated by Landlord for the daily deposit by Tenant of its Trash, and, if it shall do so, the cost of such service shall be included in Building Operating Costs. Otherwise, Tenant must contract for trash removal at Tenant's sole cost and expense.

            (c) Upon written notice, Landlord may establish policies, programs and measures for the recycling of paper, products, plastic, tin and other materials (a "RECYCLING PROGRAM"). Upon receipt of such notice, Tenant will comply with the Recycling Program at Tenant's sole cost and expense.

15.  INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

     15.1 GENERAL LIABILITY INSURANCE. Tenant shall procure, pay for and keep in force throughout the term hereof (and for so long thereafter as Tenant remains in occupancy) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than Two Million Dollars ($2,000,000), and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord. Tenant shall also carry umbrella liability coverage in an amount of no less than Five Million Dollars ($5,000,000). Such policy shall also include contractual liability coverage covering Tenant's liability assumed under this Lease, including without limitation the indemnification obligations

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

                                      -28-
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contained in Sections 2.3(b), 14.3, 15.5, 17.6(g), 28.6 and 29.3 hereof.

     15.2 PROPERTY INSURANCE. Tenant shall take out and maintain throughout the term hereof a policy of fire, vandalism, malicious mischief, extended coverage and so-called "all risk" coverage insurance insuring (i) all items or components of Tenant's Work or Alterations which Tenant is by this Lease either entitled to or required to remove upon the expiration or earlier termination of the term hereof (collectively, the "TENANT-INSURED IMPROVEMENTS"), and (ii) Tenant's Property (hereinafter defined) for the benefit of Landlord and Tenant, as their respective interests may appear, in an amount equal to one hundred percent (100%) of the replacement value thereof. Such insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

     15.3 BUSINESS INTERRUPTION INSURANCE. Tenant shall also take out and maintain a policy of business interruption insurance throughout the term of the Lease sufficient to cover at least six (6) months of Rent due hereunder and Tenant's business losses during such 6-month period.

     15.4   FORM OF INSURANCE. The insurance required pursuant to Sections 15.1,
15.2 and 15.3 (collectively, "TENANT'S INSURANCE POLICIES") shall be effected with insurers approved by Landlord, with a rating of not less than "A-XI" in the current BEST'S INSURANCE REPORTS, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies, and with respect to the insurance required pursuant to Section 15.1 and the property insurance covering the Tenant-Insured Improvements specified in Section 15.2, such insurance policy(ies) shall name Landlord, Landlord's managing agent and persons claiming by, through or under them, if any, as additional insureds. Tenant's Insurance Policies shall each provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time any of the Tenant Parties shall first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord either original copies of Tenant's Insurance Policies issued by the respective insurers, or binders thereof setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, and upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

     15.5   INDEMNIFICATION.

            (a) Tenant will defend, indemnify and save the Landlord Indemnitees harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from:

                 (i) Tenant's breach of any covenant or obligation under the Lease;

                 (ii) Any injury to or death of any person, or loss of or damage to property, sustained or occurring in, upon or at the Premises unless resulting from the negligence or willful misconduct of Landlord or any of the Landlord Parties;

                 (iii) Any injury to or death of any person, or loss of or damage to property, sustained or occurring in or about the Building or Condominium to the extent arising out of the use or occupancy of the Premises by, or the negligence or misconduct of, any of the Tenant Parties; and

                 (iv) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by any of the Landlord Parties) at the Premises during the term hereof and during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises, including without limitation Tenant's Work

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION
and any Alterations.

            (b) Landlord will defend, indemnify and save Tenant harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from any injury to or death of any person, or loss of or damage to property, sustained or occurring in or about the Condominium to the extent arising from the negligence of willful misconduct of Landlord or any of the Landlord Parties.

     15.6 PROPERTY OF TENANT. Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant's Rooftop Equipment and all of Tenant's animals, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant's leasehold estate hereunder, which may be in or upon the Premises, the Building or the Condominium (collectively, "TENANT'S PROPERTY") shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 15.9 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of Landlord or Landlord's agents, employees and/or contractors (collectively, the "LANDLORD PARTIES").

     15.7 BURSTING OF PIPES, ETC. Landlord shall not be liable for any injury or damage to persons, animals or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall any of the Landlord Indemnitees be liable for any loss which is covered by Tenant's insurance or is required to be so covered by this Lease; nor shall any of the Landlord Indemnitees be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Indemnitees be liable for any latent defect in the Premises or in the Building.

     15.8 LANDLORD'S INSURANCE. Landlord shall take out and maintain in force throughout the term hereof, in a company or companies authorized to do business in the Commonwealth of Massachusetts: (a) property insurance on the Building (exclusive of Tenant's Property and the Tenant-Insured Improvements) in an amount equal to the full replacement value of the Building (exclusive of foundations and those items set forth in the preceding parenthetical in this sentence), covering all risks of direct physical loss or damage and so-called "extended coverage" risks; and (b) commercial general liability insurance against claims of bodily injury, personal injury and property damage arising out of Landlord's operation of the Building, in such amount as a prudent owner of similar property would carry or as otherwise required by any Mortgagee. The foregoing insurance may be maintained in the form of a blanket policy covering the Building and/or the other Condominium units as well as other properties owned by Landlord. Notwithstanding the foregoing provisions of this Section 15.8, Landlord shall have the right, at any time during the term hereof, to self-insure all or any portion of the coverages required by

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                                      -30-
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this Section 15.8.

     15.9 WAIVER OF SUBROGATION; MUTUAL RELEASE. Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the "RELATED PARTIES") for any loss or damage that may occur to or within the Premises, the Building or the Condominium or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause of origin, which is insured against under any property insurance policy actually being maintained from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required to be carried or maintained hereunder, whether or not such insurance coverage is actually being maintained and regardless of the cause or origin, including, in every instance, negligence by the other party hereto and/or its Related Parties. With respect to such portion of the term during which Landlord elects to self-insure under Section 15.8 above, then for purposes of this Section 15.9 and Article 18 hereof, Landlord shall be deemed to have maintained fire and all-risk coverage in an amount equal to the full insurable value of the Building. The foregoing waiver shall apply to the extent of any amount that would have been recoverable under such deemed coverage. Landlord and Tenant each agree to cause appropriate clauses to be included in their property insurance policies necessary to implement the foregoing provisions.

16.  ASSIGNMENT, MORTGAGING AND SUBLETTING

     16.1 Except as otherwise set forth herein, Tenant shall not, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, assign, sublet, mortgage, license, transfer or encumber the Lease or the Premises in whole or in part whether by changes in the ownership or control of Tenant, or any direct or indirect owner of Tenant, whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise (each of the foregoing, a "TRANSFER"). Any purported Transfer made without Landlord's approval, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, after the occurrence of an Event of Default, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under the Lease. In the event of any Transfer in violation of this Article 16, Landlord shall have the right to terminate the Lease upon thirty (30) days' written notice to Tenant within sixty (60) days after written notice from Tenant to Landlord of any Transfer, or within one (1) year after Landlord first learns of the Transfer if no notice is given. No Transfer shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord's obligations under the Lease.

     16.2   LANDLORD'S RECAPTURE RIGHT

            (a) Subject to Sections 16.2(c) and 16.5 below, Tenant shall, prior to offering or advertising the Premises or any portion thereof for a Transfer, give a written notice (the "RECAPTURE NOTICE") to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises (the "RECAPTURE PREMISES"), (iii) identifies the period of time (the "RECAPTURE PERIOD") during which Tenant proposes to sublet the Recapture Premises or to assign its interest in the Lease, and (iv) offers to Landlord to terminate the Lease with respect to the Recapture Premises (in the case of a proposed assignment of Tenant's interest in the Lease or a subletting for the remainder of the term of the Lease) or to suspend the term of the Lease for the same period of time as the Recapture Period (i.e. the term of the Lease in respect of the Recapture Premises shall be terminated during the Recapture Period and Tenant's rental obligations shall be reduced in proportion to the ratio of the total rentable area of the Recapture Premises to the total rentable area of the Premises then demised to

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Tenant). Landlord shall have fifteen (15) business days within which to respond to the Recapture Notice.

            (b) If Tenant does not enter into a Transfer on the terms and conditions contained in the Recapture Notice on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of the 15-business day period specified in Section 16.2(a) above or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant's offer contained in the Recapture Notice, then prior to entering into any Transfer after such 180-day period, Tenant must deliver to Landlord a new Recapture Notice in accordance with Section 16.2(a) above

            (c) Notwithstanding the foregoing, Tenant shall not be obligated to give Landlord a Recapture Notice if: (i) Tenant occupies at least fifty-one percent (51%) of the Premises both before and after the proposed Transfer; or
(ii) the total term of the proposed Transfer is equal to or less than two (2) years and will commence on or before the date which is two (2) years prior to the expiration of the then- current term.

            (d) In the event that Landlord notifies Tenant that it accepts the offer contained in any Recapture Notice delivered by Tenant to Landlord on or before the date which is five (5) years after the Rent Commencement Date, and provided that (i) there is not an Event of Default nor an event which with the giving of notice and/or the passage of time would constitute an Event of Default on the date of such notification and on the date on which such reimbursement is due, and (ii) Tenant has submitted to Landlord a reasonably detailed invoice satisfactory to Landlord indicating the cost of such improvements and the amortization thereof, Landlord shall reimburse Tenant for the unamortized cost of improvements made by Tenant to the Recapture Premises at Tenant's sole cost and expense (i.e. not reimbursed by Landlord pursuant to the terms hereof).

            (e) Notwithstanding anything to the contrary contained herein, if Landlord notifies Tenant that it accepts the offer contained in the Recapture Notice, Tenant shall have the right, for a period of fifteen (15) days following receipt of such notice from Landlord, to notify Landlord in writing that it wishes to withdraw such offer and this Lease shall continue in full force and effect.

     16.3 STANDARD OF CONSENT TO TRANSFER. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer or declines to accept the same, then Landlord agrees that, subject to the provisions of this Article 16, it will not unreasonably withhold, condition or delay its consent to a Transfer on the terms contained in the Recapture Notice, to an entity which, in Landlord's reasonable opinion: (i) has a net worth and other financial indicators sufficient to meet Tenant's obligations hereunder; (ii) has a business reputation compatible with the operation of a first class office, research, development, laboratory and retail building; and (iii) whose intended use is consistent with the Permitted Uses hereunder and does not violate any exclusive or restrictive use provisions of any leases then in effect with respect to space in the Condominium.

     16.4 LOCKOUT PERIOD. Notwithstanding anything to the contrary herein contained, Tenant shall have not have the right to deliver a Recapture Notice nor to make any Transfer with respect to any portion of the 4th Floor Premises prior to the date ("LOCKOUT EXPIRATION DATE") that is the earlier of (i) one (1) year after the Rent Commencement Date, and (ii) the date when Buildings 100, 300, 600 and 700 are one hundred percent (100%) leased.

     16.5 EXCEPTIONS TO REQUIREMENT FOR CONSENT. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord's consent and without giving Landlord a Recapture Offer or to wait until the Lockout Expiration Date, to make a Transfer to (a) an

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Affiliated Entity (hereinafter defined) so long as such entity remains in such relationship to Tenant, and (b) a Successor, provided that prior to or simultaneously with any such Transfer, such Affiliated Entity or Successor, as the case may be, and Tenant execute and deliver to Landlord an assignment and assumption agreement in form and substance satisfactory to Landlord whereby such Affiliated Entity or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed, and whereby such Affiliated Entity or Successor, as the case may be, shall expressly agree that the provisions of this Article 16 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers (an "ASSUMPTION AGREEMENT"). For the purposes hereof, an "AFFILIATED ENTITY" shall be defined as any entity (a) that has a net worth at least equal to the greater of the net worth of Tenant (i) on the Execution Date and (ii) immediately prior to the Transfer; and (b) which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, a "SUCCESSOR" shall be defined as any entity into which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant's stock or assets, provided that the surviving entity shall have a net worth at least equal to the greater of the net worth of Tenant (x) on the Execution Date and (y) immediately prior to the Transfer.

     16.6 TENANT AS PARTNERSHIP. If Tenant is an individual who uses and/or occupies the Premises with partners, or if Tenant is a partnership, then: (a) each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed; and (b) in confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of the Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

     16.7 LISTING CONFERS NO RIGHTS. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in the Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

     16.8   PROFITS IN CONNECTION WITH TRANSFERS. Tenant shall, within thirty
(30) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration to be paid or given in connection with any Transfer to any entity other than an Affiliated Entity, either initially or over time, after deducting reasonable actual out-of-pocket legal and brokerage expenses incurred by Tenant in connection therewith, in excess of Rent hereunder as if such amount were originally called for by the terms of this Lease as additional rent.

     16.9 PROHIBITED TRANSFERS. Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and
(ii) the date on which such Transfer is to take effect, no Event of Default exists. Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to any of the following entities:
(a) any tenant, subtenant or occupant of other premises in the Building or the Condominium unless the tenant, subtenant or occupant is seeking expansion space and Landlord has stated in writing that it cannot supply such space; (b) government agencies; or (c) any tenants with whom Landlord shall have negotiated for any space in the Condominium in the six (6) months immediately preceding such proposed Transfer.

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17.  MISCELLANEOUS COVENANTS

     Tenant covenants and agrees as follows:

     17.1 RULES AND REGULATIONS. Tenant will faithfully observe and comply with the all rules and regulations promulgated by Landlord from time to time with respect to the Building, the Condominium, the Parking Garage and relating to construction within the Condominium (collectively, the "RULES AND REGULATIONS"). The current version of the Rules and Regulations is attached hereto as EXHIBIT 10. In the case of any conflict or inconsistency between the provisions of the Lease and any future rules and regulations, the provisions of the Lease shall control. Nothing contained in the Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

     17.2 ACCESS TO PREMISES-SHORING. If an excavation shall be made upon land adjacent to the Premises or shall be authorized to be made, Tenant shall afford to the person or entity causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person or entity shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

     17.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, acid waste neutralization systems, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Article 18, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but subject to Section 15.9 above, if such damage or defective condition was caused by any of the Tenant Parties, the cost to remedy the same shall be paid by Tenant.

     17.4 SIGNS, BLINDS AND DRAPES. Tenant will not place or suffer to be placed or maintained on the exterior of the Premises, or any part of the interior visible from the exterior thereof, any sign, banner, advertising matter or any other thing of any kind (including, without limitation, any hand-lettered advertising), and will not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord's written approval. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building. Landlord shall provide Tenant with the building standard blinds for each window within the Premises and Tenant shall install the same at Tenant's sole cost and expense. Tenant may not remove the building standard blinds without Landlord's prior written consent. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed such that when drawn, the building standard drapery or blinds are automatically also drawn.

     17.5 ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than fifteen (15) days' prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that the Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in the Lease and, if so,

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specifying each such default, and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. TIME IS OF THE ESSENCE WITH RESPECT TO ANY SUCH REQUESTED CERTIFICATE, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like.

     17.6   PROHIBITED MATERIALS AND PROPERTY; ENVIRONMENTAL PROVISIONS.

            (a) Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Condominium (i) any inflammable, combustible or explosive fluid, material, chemical or substance (except for standard office supplies stored in proper containers); and (ii) any Hazardous Material (hereinafter defined) other than the types of Hazardous Materials listed on
EXHIBIT 13 attached hereto ("TENANT'S HAZARDOUS MATERIALS"), provided that the same shall at all times be brought upon, kept or used in so-called 'control rooms' and in accordance with all applicable Environmental Laws (hereinafter defined) and prudent environmental practice and (with respect to medical waste and so-called "biohazard" materials) good medical practice. Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. On or before each anniversary of the Rent Commencement Date, and on any earlier date during the 12-month period on which Tenant intends to add a new Hazardous Material to the list of Tenant's Hazardous Materials, Tenant shall submit to Landlord an updated list of Tenant's Hazardous Materials for Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall have no more than one (1) control room on each floor of the Premises. In no event shall the quantity of any of Tenant's Hazardous Materials on any floor of the Premises exceed Tenant's Proportionate Share of Hazardous Materials for such floor at any one time without Landlord's prior written consent. For purposes hereof, "TENANT'S PROPORTIONATE SHARE OF HAZARDOUS MATERIALS" shall mean Tenant's proportionate share (calculated by dividing the number of rentable square feet on each floor of the Premises by the total number of rentable square feet on such floor) of the amount of each of Tenant's Hazardous Materials allowed to be brought or kept on such floor (as constructed and configured pursuant to the provisions hereof and without the construction of a so-called 'explosion room', the parties hereby acknowledging that the Building was not designed to allow for the construction of any explosion rooms) by Environmental Laws. Landlord shall have the right, from time to time, upon twenty four (24) hours' advance written notice (except that no notice shall be required in an emergency), to inspect the Premises for compliance with the terms of this Section 17.6 at Tenant's sole cost and expense. Notwithstanding the foregoing, with respect to any of Tenant's Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws (hereinafter defined), prudent environmental practice and (with respect to medical waste and so-called "biohazard materials) good medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Condominium until Tenant has demonstrated, to Landlord's reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

            (b) Tenant, at its sole cost and expense, shall comply with (i) all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including, without limitation, the laws listed in Section 17.6(c) below (collectively, "ENVIRONMENTAL LAWS"), including but not limited to any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Material, whether within or outside the Premises, Building, Condominium or Parking Garage, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Cambridge

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Fire Marshall and any insurer of the Condominium, Building or the Premises with respect to the use, storage and disposal of any Hazardous Materials at or from the Premises.

            (c) As used herein, the term "HAZARDOUS MATERIAL" means (x) medical waste or "biohazard" materials, and (y) any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law. The term "HAZARDOUS MATERIAL" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), or (iv) defined as "hazardous substance" or "oil" under Chapter 21E of the General Laws of Massachusetts.

            (d) Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any Legal Requirements and will deliver certificates of such insurance to Landlord evidencing the foregoing.

            (e) Any increase in the premium for necessary insurance on the Premises or the Condominium, to the extent such increase arises from Tenant's use and/or storage of Tenant's Hazardous Materials, shall be at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local government agency with jurisdiction.

            (f) If any Mortgagee or governmental authority requires testing to determine whether there has been any release of Hazardous Materials and such testing is required as a result of the acts or omissions of any of the Tenant Parties, then Tenant shall reimburse Landlord upon demand, as additional rent, for the reasonable costs thereof, together with interest at the Default Rate until paid in full. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant's best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Condominium.

            (g) Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Indemnitees harmless from and against any and all Claims against any of the Landlord Indemnitees arising out of contamination of any part of the Condominium or the Parking Garage or other adjacent property, which contamination arises as a result of: (i) the presence of Hazardous Material in the Premises, the presence of which is caused by any act or omission of any of the Tenant Parties, or (ii) from a breach by Tenant of its obligations under this Section 17.6. This indemnification of the Landlord Indemnitees by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building based upon the circumstances identified in the first sentence of this Section 17.6(g). The indemnification and hold harmless obligations of Tenant under this Section 17.6(g) shall survive the expiration or any earlier termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise in the Condominium is caused by any of the Tenant Parties and results in any contamination of any part of the Condominium or the Parking Garage or any adjacent property, Tenant shall promptly take all actions at Tenant's sole cost and expense as are necessary to return the Condominium, Building and/or the Parking Garage or any adjacent property to their condition immediately prior thereto, provided that Tenant shall first obtain Landlord's approval of such actions, which approval shall not be unreasonably withheld,

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conditioned or delayed so long as such actions, in Landlord's reasonable discretion, would not potentially have any adverse effect on the Condominium, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws.

            (h) Prior to bringing any Hazardous Material into any part of the Condominium, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant's Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; and (c) other information reasonably requested by Landlord.

     17.7 LEGAL REQUIREMENTS. Tenant shall be responsible at its sole cost and expense for complying with (and keeping the Building and the Premises in compliance with) all Legal Requirements which are applicable to Tenant's particular use or occupancy of, or Tenant's Work or Alterations made by Tenant to, the Premises. In addition, Tenant shall, at Tenant's sole expense, for so long as the Parking and Traffic Demand Management Plan dated May 9, 1999 as approved by the City of Cambridge on July 9, 1999 (and subject to the conditions set forth in such approval) remains applicable to the Condominium, offer to subsidize mass transit monthly passes for all of its employees and otherwise cooperate with Landlord in encouraging employees to seek alternate modes of transportation. If Tenant receives notice of any violation of Legal Requirements applicable to the Premises, it shall give prompt notice thereof to Landlord. Nothing contained in this Section 17.7 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses. Landlord shall comply with any Legal Requirements and with any direction of any public office or officer relating to the maintenance or operation of the Building as a combination office/laboratory building, and the costs so incurred by Landlord shall be included in Building Operating Costs in accordance with the provisions of
Article 10.

     17.8 TENANT'S ACTS--EFFECT ON INSURANCE. Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building, any other building within the Condominium and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord for that part of any insurance premiums which shall have been charged because of such failure by Tenant.

18.  CASUALTY; TAKING

     18.1 DAMAGE. If the Premises become untenantable in whole or part because of fire or other casualty covered by insurance required under the Lease or actually carried ("CASUALTY"), or as the result of a taking of, or damage to, the Building, thereon in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a "TAKING"), then unless the Lease is terminated in accordance with
Section 18.2 below, Landlord, with reasonable dispatch shall restore the Building and/or the Premises as applicable in the manner set forth herein. In the event of a Casualty or Taking, Landlord shall repair the Building and the Premises so that the Building and the Premises are in substantially the same condition as following completion of Landlord's Work as set forth in Section 4.1, or in the event of a partial Taking which affects the Building and the Premises, restore the remainder of the Building and the Premises not so Taken to substantially the same condition as is reasonably feasible. If, in Landlord's reasonable judgment, any element of the

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                                      -37-
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Tenant-Insured Improvements can more effectively be repaired as an integral part of Landlord's repair work to the Building or the Premises, such repair shall also be made by Landlord, but at Tenant's sole cost and expense. Landlord shall substantially complete such repair within one (1) year with respect to substantial reconstruction of at least 50% of the Building, or, within one hundred eighty (180) days in the case of restoration of less than 50% of the Building from the date of said Casualty or Taking. Landlord's obligation to repair shall be subject to rights of Mortgagees, Legal Requirements, zoning laws, and building codes then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Landlord's Force Majeure. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building. In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building. "NET" means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including adjusters and attorney's fees, of obtaining the same. Tenant also shall be required to pay to Landlord Tenant's Percentage Share of any deductible under any property insurance policy maintained by Landlord (but only to the extent not already accounted for in Building Operating Costs). Under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, Tenant's Property.

     18.2   TERMINATION RIGHTS.

            (a) LANDLORD'S TERMINATION RIGHTS. Landlord may terminate the Lease upon thirty (30) days' prior written notice to Tenant:

                 (i) if the cost to repair the Premises or Building in the event of a Casualty or Taking exceeds $750,000 or the same is not covered by insurance maintained by Landlord;

                 (ii) if any material portion of the Building or any material means of access thereto is subject to a Taking; or

                 (iii) if more than twenty-five percent (25%) of the Building is damaged by any Casualty.

            (b) TENANT'S TERMINATION RIGHT. If Landlord is so required but fails to complete restoration of the Premises within the time frames set forth in Section 18.1 above, subject to Landlord's Force Majeure and Tenant Delay, then Tenant may terminate the Lease upon thirty (30) days' written notice to Landlord; provided, however, that if Landlord completes such restoration within said 30-day period, such termination notice shall be null and void and the Lease shall continue in full force and effect.

            (c) EITHER PARTY MAY TERMINATE. In the case of any Casualty or Taking affecting the Premises and occurring during the last twelve (12) months of the term hereof, then (i) if such Casualty or Taking to the Premises results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (ii) the damage to the Premises costs more than $50,000 to repair, then either Landlord or Tenant shall have the option to terminate the Lease upon thirty (30) days' written notice to the other; provided, however, that Tenant shall have the right to nullify Landlord's termination notice under this Section 18.2(c) by sending written notice to Landlord exercising its right to extend the term hereof, if any, pursuant to
Article 25 below.

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            (d)  AUTOMATIC TERMINATION. In the case of a Taking of the entire
Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

     18.3 ABATEMENT. If the Premises are untenantable in whole or in part as a result of Casualty or Taking, the Yearly Rent and payments of Building Operating Costs and Taxes payable hereunder during the period in which they are untenantable shall be equitably reduced or abated.

     18.4 TAKING FOR TEMPORARY USE. Subject to Section 18.3 above, if the Premises are Taken for temporary use, the Lease and Tenant's obligations, including without limitation the payment of Rent, shall continue. For purposes hereof, a "Taking for temporary use" shall mean a Taking of ninety (90) days or less.

     18.5 DISPOSITION OF AWARDS. Except for any separate award for Tenant's movable trade fixtures, relocation expenses, and unamortized leasehold improvements (provided that the same may not reduce Landlord's award), all Taking awards to Landlord or Tenant shall be Landlord's property without Tenant's participation. Tenant may pursue its own claim against the Taking authority.

19.  DEFAULT

     19.1 EVENTS OF DEFAULT; REMEDIES. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder by Tenant:

            (a) The failure by Tenant to make any payment of Rent or any other payment required hereunder, as and when due, where such failure shall continue for a period often (10) days after notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 19.1(a) on more than one (1) occasion during the twelve (12) month interval preceding such failure by Tenant;

            (b) If Tenant shall abandon the Premises (whether or not the keys shall have been surrendered or the rent shall have been paid);

            (c) If Tenant shall fail to maintain any insurance required hereunder;

            (d) If Tenant shall fail to deliver a replacement Letter of Credit as required under Article 24 below;

            (e) If Tenant causes or suffers any release of Hazardous Materials in or near the Condominium;

            (f) If Tenant shall make a Transfer in violation of the provisions of Article 16 above, or if any event shall occur or any contingency shall arise whereby the Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof;

            (g) If Tenant shall fail to deliver an estoppel certificate as required pursuant to Section 17.5 above;

            (h) The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty
(30) days after notice thereof from Landlord; provided, further, that if the

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nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord;

            (i) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors;

            (j) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder;

            (k) any judgment, attachment or the like in excess of $75,000 shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within forty five (45) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within forty five (45) days of such entry, recording or filing, as the case may be;

            (l) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter;

            (m) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated within thirty
(30) days; or

            (n) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.

Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate the Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, the Lease shall terminate as of the date specified therein as though that were the Expiration Date. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant. Wherever "Tenant" is used in subsections (h), (i), (j), (k), (l), (m), and (n) of this Section 19.1, it shall be deemed to include any parent entity of Tenant and any guarantor of any of Tenant's obligations under the Lease. The words "re-entry" and "re-enter" as used in the Lease are not restricted to their technical legal meanings.

     19.2   DAMAGES - TERMINATION.

            (a)  Upon the termination of the Lease under the provisions of this
Article 19, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

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                 (i)     the amount by which, at the time of the termination of
the Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 19.2(a)(ii), below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period; or

                 (ii) amounts equal to Rent which would have been payable by Tenant had the Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, PROVIDED, HOWEVER, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating the Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of the Lease; and PROVIDED, FURTHER, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 19.2(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

            (b) In calculating the amount due under Section 19.2(a)(i), above, there shall be included, in addition to the Yearly Rent, Tenant's Percentage Share of Taxes and Building Operating Costs and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

            (c) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of the Lease would have expired if it had not been terminated hereunder.

            (d) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

            (e) In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 19.2, Landlord may, by written notice to Tenant, at any time after the Lease is terminated under any of the provisions herein contained or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of (x) an amount equal to the lesser of (1) Rent accrued under the Lease in the nine (9) months immediately prior to such termination, or (2) Rent payable during the remaining months of the term if the Lease had not been terminated, plus (y) the amount of Rent accrued and unpaid at the time of termination, less (z) the amount of any recovery by Landlord under the foregoing provisions of this Section 19.2 up to the time of payment of such liquidated damages.

            (f) Landlord shall use reasonable efforts to mitigate any damages hereunder

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

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following the termination of this Lease under this Article 19. The obligation of
Landlord to use reasonable efforts to mitigate damages shall not be construed to require Landlord to rent all or any portion of the Premises for a use which, or to a tenant who, would not meet the requirements of Article 16 with respect to a proposed transferee, or to prioritize the renting of the Premises over other space which Landlord may have available in the Building, the Condominium or in other properties owned by Landlord.

     19.3   LANDLORD'S SELF-HELP; FEES AND EXPENSES.

            (a) LANDLORD'S SELF-HELP. If Tenant shall default in the performance of any covenant on Tenant's part to be performed in the Lease contained, including without limitation the obligation to maintain the Premises in the required condition pursuant to Section 14.1 above, Landlord may, after the expiration of the applicable grace period provided in Section 19.1 above, if any (except that no notice and/or grace period shall be required in an emergency), immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. Tenant shall pay to Landlord upon demand therefor any costs incurred by Landlord in connection therewith, together with interest at the Default Rate until paid in full.

            (b) REIMBURSEMENT OF FEES AND EXPENSES. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof after expiration of the applicable notice and cure periods, if any, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest at the Default Rate until paid in full. In addition, Tenant shall pay all of Landlord's costs and expenses, including without limitation reasonable attorneys' fees, incurred (i) in enforcing any obligation of Tenant under the Lease or (ii) as a result of Landlord or any of the Landlord Indemnitees, without its fault, being made party to any litigation pending by or against any of the Tenant Parties.

     19.4 WAIVER OF REDEMPTION, STATUTORY NOTICE AND GRACE PERIODS. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of the Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of the Lease or after the termination of the Lease as herein provided. Except to the extent prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

     19.5 LANDLORD'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     19.6 NO WAIVER. Landlord's failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of the Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of the Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the

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Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of the Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in the Lease provided.

20.  SURRENDER; ABANDONED PROPERTY; HOLD-OVER

     20.1   SURRENDER.

            (a) Upon the expiration or other termination of the term hereof, Tenant shall (i) peaceably quit and surrender to Landlord the Premises and all Tenant's Work and Alterations thereto, broom clean, in good order, repair and condition (except as provided herein and in Section 8.5 and Article 18) excepting only ordinary wear and tear and damage by fire or other Casualty; (ii) remove any and all Hazardous Materials, all of Tenant's Property and, to the extent specified by Landlord but subject to the terms of Article 12 above, all Alterations made by Tenant and Tenant's Removable Property, and (iii) repair any damages to the Premises or the Building caused by the installation or removal thereof. Tenant's obligations under this Section 20.1 (a) shall survive the expiration or other termination of the Lease.

            (b) No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of the Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

     20.2 ABANDONED PROPERTY. After the expiration or earlier termination hereof, if Tenant fails to remove any property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove within fifteen
(15) days after written notice from Landlord, such property (the "ABANDONED PROPERTY") shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Article 19 hereof or pursuant to law, and to any arrears of Rent.

     20.3 HOLDOVER. If any of the Tenant Parties holds over after the end of the term hereof, such party shall, prior to Landlord's acceptance of Rent, be a tenant-at-sufferance, and, after Landlord's acceptance of Rent, be a tenant-at-will subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy-at-will; provided that whether or not Landlord has accepted Rent, (i) Tenant shall pay Yearly Rent at 150% of the highest rate of Yearly Rent payable during the term hereof. In addition, in the event Tenant holds over for a period in excess of thirty (30) days, provided that Landlord notifies Tenant in writing that it has entered into a lease for the Premises (or a portion thereof), which notice shall specify a period of not less than forty-five (45) days after which consequential damages shall commence to accrue if such holdover continues by Tenant and which notice by Landlord to Tenant may be given prior to the expiration of said 30-day period, then, Tenant shall be liable for all actual damages, including without limitation consequential damages, incurred by Landlord as a result of

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such holding over.

21.  MORTGAGEE RIGHTS

     21.1 SUBORDINATION. Tenant's rights and interests under this Lease shall be (i) subject and subordinate to any future mortgages, deeds of trust, overleases, or similar instruments covering the Premises and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a "MORTGAGE"), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord, provided such successor assumes all obligations under the Lease. Notwithstanding anything to the contrary in this Article 21 contained, as to any future Mortgage, the herein provided subordination and attornment shall be effective only if the Mortgagee agrees, by a written commercially reasonable instrument in recordable form ("NONDISTURBANCE AGREEMENT") that, as long as Tenant shall not be in default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant's possession and rights hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such Mortgage. In no event shall such Mortgagee (i) have any liability for any act, omission, negligence or default of any prior landlord (other than to cure defaults of a continuing nature with respect to the maintenance or repair of the Premises, the Building or the Condominium); (ii) be bound by any rents paid more than one month in advance to any prior landlord,
(iii) be subject to any offsets or defenses which Tenant might have against any prior landlord under the Lease; (iv) be bound by any modification, amendment, extension or cancellation of the Lease not consented to in writing by the Mortgagee; (v) have any liability for indirect or consequential damages; or (vi) be liable for the Letter of Credit (hereinafter defined) not delivered to Mortgagee. Furthermore, as to any Event of Default by Tenant under the Lease existing at the time of foreclosure, such foreclosure shall not operate to waive or abate any action initiated by any prior landlord under the Lease to terminate the same on account of such Event of Default. In no event shall the Mortgagee have any personal liability as successor to Landlord, and Tenant shall look only to the estate and property of the Mortgagee in the Building and the Condominium for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Mortgagee as Landlord under the Lease, and no other property or assets of the Mortgagee shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease.

     21.2 NOTICES. Tenant shall give each Mortgagee of which Tenant has received written notice the same notices given to Landlord concurrently with the notice to Landlord, and each Mortgagee shall have a reasonable opportunity thereafter to cure a Landlord default, and Mortgagee's curing of any of Landlord's default shall be treated as performance by Landlord.

     21.3 MORTGAGEE CONSENT. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of a Mortgagee; and the failure or refusal of such Mortgagee to give such consent or approval shall, notwithstanding anything to the contrary in the Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval.

22.  QUIET ENJOYMENT

     Landlord covenants that so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term hereof from and against the claims of all persons lawfully claiming by, through or under Landlord

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subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of the Lease, any matters of record or of which Tenant has knowledge and to any Mortgage to which the Lease is subject and subordinate, as hereinabove set forth.

23.  INTENTIONALLY DELETED

24.  LETTER OF CREDIT

     24.1 AMOUNT OF LETTER OF CREDIT. Contemporaneously with the execution of the Lease, Tenant shall deliver an irrevocable letter of credit to Landlord which shall (i) be in the form attached hereto as EXHIBIT 11; (ii) issued by a bank reasonably acceptable to Landlord upon which presentment may be made in Boston, Massachusetts (if Landlord so requires at the time of its approval thereof); and (iii) be for a term of one (1) year, subject to extension in accordance with the terms hereof (the "LETTER OF CREDIT"). The Letter of Credit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of the Lease by the Tenant to be kept and performed during the Term. In no event shall the Letter of Credit be deemed to be a prepayment of Rent nor shall it be considered a measure of liquidated damages. At least thirty (30) days prior to the maturity date of the Letter of Credit (or any replacement Letter of Credit), Tenant shall deliver to Landlord a replacement Letter of Credit which shall have a maturity date no earlier than the next anniversary of the Term Commencement Date or one (1) year from its date of delivery to Landlord, whichever is later.

     24.2 If no Event of Default has occurred and no event has occurred which, with the passage of time and/or the giving of notice, would constitute an Event of Default at the commencement of such Lease Year, then the face amount of the Letter of Credit shall be reduced to (a) $1,552,500.00 at the commencement of the Second Lease Year, and (b) $1,035,000.00 at the commencement of the Third Lease Year. Upon receipt of a replacement Letter of Credit in the reduced face amount, Landlord shall return the original Letter of Credit to the issuer thereof, with a copy to Tenant.

     24.3 APPLICATION OF PROCEEDS OF LETTER OF CREDIT. Upon an Event of Default, then Landlord at its sole option may draw down all or a part of the Letter of Credit to compensate Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire Letter of Credit, or any portion thereof, be appropriated and applied by Landlord, Tenant shall, upon the written demand of Landlord, deliver to Landlord a replacement Letter of Credit in the full original amount, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute an Event of Default hereunder. The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under the Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.

     24.4 TRANSFER OF LETTER OF CREDIT. In the event that Landlord transfers its interest in the Premises, Tenant shall, at Tenant's cost subject to reimbursement by Landlord in accordance with the following sentence, upon notice from Landlord deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord's successor as the beneficiary thereof. Upon receipt of a reasonably detailed invoice therefor, Landlord shall reimburse Tenant for the cost of the transfer fee charged by the issuer of such amendment or replacement Letter of Credit up to a maximum of one-quarter (1/4) of one percent (1%) of the transferred amount thereof. Tenant hereby agrees that upon any such delivery, Landlord shall be released from any and all liability with respect to the Letter of Credit, its application and return, and Tenant shall look solely to Landlord's successor for same. If Tenant fails to deliver such amendment or replacement within fifteen (15) days after notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof

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                                      -45-
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in accordance with this Article 24.

     24.5 CREDIT OF ISSUER OF LETTER OF CREDIT. In the event of a material adverse change in the financial position of any bank or institution which has issued the Letter of Credit or any replacement Letter of Credit hereunder, Landlord reserves the right to require that Tenant change the issuing bank or institution to another bank or institution reasonably approved by Landlord. If the bank or institution on which the original Letter of Credit or any replacement Letter of Credit is drawn is declared insolvent or placed into conservatorship or receivership, Tenant shall, within ten (10) days thereafter, replace the then-outstanding letter of credit with a like letter of credit from another bank or institution acceptable to Landlord.

     24.6 RETURN OF LETTER OF CREDIT. Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Letter of Credit shall be returned to Tenant within thirty-one (31) days following the end of the term of the Lease, less any portion thereof which may have been utilized by Landlord to cure any default or applied to any damage suffered by Landlord.

25.  TENANT'S OPTION TO EXTEND THE TERM OF THE LEASE

     25.1 Provided (a) Tenant, an Affiliated Entity and/or a Successor is/are then occupying at least fifty one percent (51%) of the Premises; and (b) no Event of Default has occurred (i) at the time of Tenant's exercise of such option, and (ii) at the commencement of the Extension Term (hereinafter defined), Tenant shall have the option to extend the term of the Lease for one
(1) additional five (5) year term (the "EXTENSION TERM"), commencing as of the expiration of the initial term of the Lease. Tenant may exercise such option to extend by giving Landlord written notice on or before the date twelve (12) months prior to the expiration date of the initial term of the Lease, TIME BEING OF THE ESSENCE. Upon the timely giving of such notice, the term of the Lease shall be deemed extended upon all of the terms and conditions of the Lease, except that Yearly Rent shall be calculated in accordance with Section 25.2 below, Landlord shall have no obligation to construct or renovate the Premises and Tenant shall have no option to further extend the term hereof. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of the Lease. Notwithstanding the fact that Tenant's exercise of the herein option to extend the term hereof shall be self-executing, the parties shall promptly execute a lease amendment reflecting such Extension Term after Tenant exercises such option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of its rights under this Article 25.

     25.2 (a) The Yearly Rent during the Extension Term (the "EXTENSION TERM YEARLY RENT") shall be based upon the fair market rental value of the Premises then demised to Tenant as of the commencement of the Extension Term as determined in accordance with the process described below, for renewals of space in the Building of equivalent quality, size, utility and location, with the length of the Extension Term and the credit standing of Tenant to be taken into account, provided however, that in no event (including the arbitration procedure set forth below) shall the sum of Yearly Rent, Tenant's Percentage Share of Building Operating Costs and Taxes payable by Tenant for any twelve (12) month period during the Extension Term be less than the sum of Yearly Rent, Tenant's Percentage Share of Building Operating Costs and Taxes payable by Tenant with respect to the twelve (12) month period immediately preceding the commencement of the Extension Term. Within thirty (30) days after receipt of Tenant's notice to extend the term hereof, Landlord shall deliver to Tenant written notice of its determination of the Extension Term Yearly Rent. Tenant shall, within thirty
(30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Extension Term Yearly Rent ("TENANT'S RESPONSE NOTICE"). If Tenant fails timely to deliver Tenant's

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                                      -46-

Response Notice, Landlord's determination of the Extension Term Yearly Rent shall be binding on Tenant.

            (b) If and only if Tenant's Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord's determination of the Extension Term Yearly Rent, and Tenant's submission of the matter to arbitration, then the Extension Term Yearly Rent shall be determined in accordance with the procedure set forth in this Section 25.2(b). In such event, within five (5) days after receipt by Landlord of Tenant's Response Notice indicating Tenant's desire to submit the determination of the Extension Term Yearly Rent to arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, "LANDLORD'S APPRAISER" and "TENANT'S APPRAISER"). Landlord's Appraiser and Tenant's Appraiser shall then jointly select a third appraiser (the "THIRD APPRAISER"). All of the appraisers selected shall be individuals with at least five (5) years' commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. The three appraisers shall determine the Extension Term Yearly Rent in accordance with the requirements and criteria set forth in Section 25.2(a) above, employing the method commonly known as BASEBALL ARBITRATION, whereby Landlord's Appraiser and Tenant's Appraiser each sets forth its determination of the Extension Term Yearly Rent as defined above, and the Third Appraiser must select between the two (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord's Appraiser and Tenant's Appraiser shall deliver their determinations of the Extension Term Yearly Rent to the Third Appraiser within ten (10) days of their respective appointments and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term Yearly Rent. The Third Appraiser's decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser and shall share equally in the cost of the Third Appraiser.

            (c) If Tenant's Response Notice indicates Tenant's acceptance of Landlord's determination of the Extension Term Yearly Rent, or if Tenant fails to timely send Tenant's Response Notice, Tenant shall be deemed to have duly exercised its extension option and, on or before the commencement date of the Extension Term, Landlord and Tenant shall execute an amendment to this Lease extending the term on the same terms provided in this Lease, except as follows:

                 (i) Yearly Rent shall be adjusted to the Extension Term Yearly Rent (as determined in accordance with this Section 25.2);

                 (ii) Tenant shall have no right to further extend the term hereof unless expressly granted by Landlord in writing; and

                 (iii) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

26.  SIGNAGE

     26.1 DIRECTORY SIGNAGE. Landlord shall supply Building standard signage for Tenant within the directory in the Building lobby at Landlord's sole cost and expense. The cost to add any names of any approved subtenants or licensees occupying any portion of the Premises shall be subject to reasonable limits on the number of lines on the directory Landlord can provide and all such additional

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signage in the lobby directory shall be at Tenant's sole cost and expense.

     26.2 MONUMENT SIGNAGE. In the event that Landlord installs and/or erects a so-called monument sign outside of the Building, which sign identifies other tenants of the Building, Tenant shall have the right, during the term hereof, to be listed thereon.

27.  BILLS AND NOTICES

     Any notice, consent, request, bill, demand or statement hereunder (each, a "NOTICE") by either party to the other party shall be in writing and, shall be deemed to have been duly given when either delivered or served personally with receipt of delivery, delivered via nationally recognized overnight courier with receipt of delivery, or sent via certified mail, postage prepaid with receipt requested addressed to Landlord at its address as stated in EXHIBIT 1, with a copy to Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, MA 02111,
Attention: Daniel D. Sullivan, Esq., and to Tenant at the Premises (or at Tenant's address as stated in EXHIBIT 1, if mailed prior to Tenant's occupancy of the Premises) with a copy to Bingham Dana LLP, 150 Federal Street, Boston, MA 02110, Attention: Julio Vega, Esquire. Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States. Notices shall be effective upon the date of receipt or refusal thereof.

28. DISPUTE RESOLUTION. Any disputes relating to provisions or obligations in the Lease shall be resolved in accordance with the following procedures:

     28.1 NEGOTIATION. Either party may give the other party written notice of the dispute. Within ten (10) days after receipt of such notice, the receiving party shall submit to the other a written response. The notice and response shall include (a) a statement of each party's position and a summary of the evidence and arguments supporting its position and (b) the name and title of the officer or executive who will act for that party. Officers or executives shall be selected to act for the parties in negotiations only if they (x) are among the senior executive personnel for the party in question, (y) have authority to settle the controversy and (z) do not have direct responsibility for administration of the Lease. The executives shall meet at a mutually acceptable time and place within twenty (20) days of the date of the originating party's notice (and as often thereafter as they reasonably deem necessary) to exchange relevant information and to attempt to resolve the dispute.

     28.2 MEDIATION. If the matter has not been resolved within thirty (30) days of the originating party's notice, either party may initiate mediation of the controversy or claim.

            (a) SELECTION OF MEDIATOR. The parties shall seek to identify within ten (10) day after initiation of mediation a mutually acceptable mediator, who shall mediate the dispute in accordance with the now current American Arbitration Association ("AAA") Commercial Mediation Rules, except that the mediator selected pursuant to this Article shall act as the administrator of the mediation and shall have all of the powers and duties conferred on the AAA pursuant to said Rules. Any conflicts between said rules and this Article shall be resolved in favor of this Article. If the parties are unable or fail timely to agree upon the mediator, upon request of either party, the dispute shall be submitted for mediation to ENDISPUTE, Inc. or any successor entity. If neither ENDISPUTE Inc. nor any successor entity exists at the time of the dispute, the dispute shall be submitted for mediation to the AAA or any successor entity. If neither the AAA nor any successor entity exists at the time of the dispute, the dispute shall be submitted for mediation to the largest private provider of dispute resolution services then doing business in the greater Boston area.

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            (b)  PROCEEDINGS. Attendance at the mediation shall be limited to the parties and their counsel. All information exchanged or presented to the mediator in these proceedings, whether in oral, written or other form, and the results of the proceedings, shall be confidential and except as required by Legal Requirements shall not be disclosed to any person or entity, including but not limited to any arbitrator(s) in a subsequent proceeding, without prior written permission from both parties. A party offering evidence or information in mediation shall not be precluded thereby from offering that evidence or information in any other proceeding.

     28.3 ARBITRATION. If the matter has not been resolved pursuant to the aforesaid mediation procedure within twenty (20) days of the selection of the mediator, or if either party does not participate in mediation, and the amount in controversy does not exceed $100,000, either party may initiate binding arbitration in accordance with the new current ENDISPUTE Comprehensive Arbitration Rules and Procedures. Any conflicts between said rules and this Article shall be resolved in favor of this Article 28. If the amount in controversy exceeds $100,000, the parties may initiate binding arbitration, or if the parties do not so agree to submit the matter for binding arbitration, either party may initiate litigation.

            (a) SELECTION OF ARBITRATOR(S). Each party shall within ten (10) days select one impartial and neutral person (a "QUALIFIED NEUTRAL") to act as an arbitrator. The two selected arbitrators (or either acting singly if a party has failed timely to appoint a Qualified Neutral) shall, within ten (10) days of the appointment of the second arbitrator, select a third Qualified Neutral with at least ten (10) years' experience as an arbitrator, shall not have been engaged by either party within the previous five (5) years (the "THIRD ARBITRATOR"), and who shall be the chairperson of the panel. If the arbitrators selected by the parties are unable or fail to agree upon the Third Arbitrator within ten (10) days of the appointment of the second arbitrator, the Third Arbitrator shall be selected by ENDISPUTE, Inc. or any successor entity. If neither ENDISPUTE, Inc. nor any successor entity exists at the time of the dispute, the Third Arbitrator shall be selected by the AAA or any successor entity. If neither the AAA nor any successor entity exists at the time of the dispute, the Third Arbitrator shall be selected by the largest private provide of dispute resolution services then doing business in the greater Boston Area.

            (b) PROCEEDINGS. The arbitration shall take place in Cambridge, Massachusetts, and shall be governed by and conducted in accordance with, the Federal Arbitration Act, 9 U.S.C. SS 1 ET SEQ. No arbitration conducted pursuant to this Article shall be consolidated with any other proceeding. Attendance at the arbitration proceedings shall be limited to the parties, their counsel and any witnesses. The arbitration hearing shall not last more than three days, unless both parties agree otherwise. All information exchanged or presented to the arbitrator(s) in these proceedings, whether in oral, written or other form, and the results of the proceedings, shall be confidential and except as required by Legal Requirements shall not be disclosed to any person or entity without prior written permission from both parties to these proceedings. Either party may, without first obtaining the other party's consent, file dispositive motions to resolve the dispute prior to a factual hearing, including but not limited to motions to dismiss, motions to strike, motions for judgment on the pleadings and motions for summary judgment. Such motions shall be filed and decided in accordance with the ENDISPUTE Comprehensive Arbitration Rules. A party offering evidence or information in this arbitration shall not be precluded thereby from offering that evidence or information in any other proceeding.

            (c) AWARD. The arbitrator(s) shall issue a written decision, stating the reasons for the decision, within twenty-one (21) days of the termination of the arbitration proceedings. Any such award shall be binding and shall have the same force and effect as a judgment made in a court of competent jurisdiction, and either parry shall have the right to apply to a court of competent jurisdiction for a decree, judgment or order upon such award. The arbitrator(s) shall award to the prevailing party reasonable attorneys' fees and costs associated with the mediation and arbitration proceedings except as

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

otherwise specifically provided in the Lease.

     28.4 INTERIM RELIEF. In any dispute covered by this Article 28, either party may, notwithstanding the other provisions of this Article 28, request at any time a temporary restraining order or preliminary injunction from any court of competent jurisdiction without thereby waiving its other rights under this
Article 28.

     28.5 COSTS. For any dispute resolved without the issuance of an arbitral award, all costs incurred for the services of neutrals under this Article shall be borne equally by the parties. For any dispute resolved by arbitral award, such costs shall be borne by the non-prevailing party. If an arbitral award is issued and the non-prevailing party does not comply with its terms within thirty
(30) days of its issuance or if the non-prevailing party in the arbitration unsuccessfully challenges the award in court, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in connection with the enforcement and/or challenge of the award.

     28.6 INDEMNIFICATION. Except as otherwise provided in the Lease, the parties shall rely solely on the procedures set forth in this Article to resolve any dispute subject to this Article 28. If either party files an action in court, or proceeds with litigation that has already been filed, in violation of the Lease, that party shall indemnify the other party for its costs and attorneys' fees incurred as a result of such violation.

29.  MISCELLANEOUS

     29.1 SEPARABILITY. If any provision of the Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

     29.2 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of the Lease nor the intent of any provisions thereof.

     29.3 BROKER. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than Broker. Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence, provided that Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

     29.4 ENTIRE AGREEMENT. The Lease and EXHIBITS 1-13 attached hereto contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing the Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

     29.5   GOVERNING LAW.    The Lease is made pursuant to, and shall be
governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

     29.6 REPRESENTATION OF AUTHORITY. By his or her execution hereof, each of the signatories on

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                                      -50-
behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute the Lease on behalf of such party. Upon Landlord's request, Tenant shall provide Landlord with evidence that any requisite resolution, corporate authority and any other necessary consents have been duly adopted and obtained.

     29.7 EXPENSES INCURRED BY LANDLORD UPON TENANT REQUESTS. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to the Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant's plans and specifications in connection with proposed Alterations to be made by Tenant to the Premises or requests by Tenant for Landlord's consent to make a Transfer. Such costs shall be deemed to be additional rent under the Lease.

     29.8 SURVIVAL. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in the Lease shall survive the expiration or prior termination of the term of the Lease.

     29.9 LIMITATION OF LIABILITY. Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Indemnitees, or the assets of Landlord or any of the Landlord Indemnitees, for breach of the Lease or otherwise, other than against Landlord's interest in the Building and the Condominium and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under the Lease. This Section 29.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord. Landlord and Tenant specifically agree that in no event shall Landlord or any of the Landlord Indemnitees ever be personally liable for any obligation under the Lease. In no event shall Landlord or any of the Landlord Indemnitees ever be liable for consequential or incidental damages or for lost profits. If by reason of Landlord's failure to complete construction of the Building or Premises, Landlord shall be held to be in breach of the Lease, Tenant's sole and exclusive remedy shall be as set forth in Article 4 hereof.

     29.10 BINDING EFFECT. The covenants, agreements, terms, provisions and conditions of the Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant.

     29.11 SEIZIN OF TITLE. Upon any sale, transfer or other disposition of the Building, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.


                         [SIGNATURES ON FOLLOWING PAGE]


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                                      -51-

     IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as of the Execution Date.

LANDLORD                                        TENANT
MASSACHUSETTS INSTITUTE                         TOLERRX, INC.
OF TECHNOLOGY

By: /s/ Steven C. Marsh                         By: /s/ D. J. Ringler
    -----------------------------------             ------------------------
Name: Steven C. Marsh                           Name: D. J. Ringler
Title: Managing Director of Real Estate         Title: CEO







                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

                               EXHIBIT 1, SHEET i
                                Building No. 300
                               TECHNOLOGY SQUARE
                         Cambridge, Massachusetts 02139
                                   LEASE DATA

EXECUTION DATE:        November 20, 2001

TENANT:                TolerRx, Inc. a Delaware corporation

MAILING ADDRESS
PRIOR TO OCCUPANCY:    TolerRx, Inc.
                       675 Massachusetts Avenue
                       14th Floor
                       Cambridge, MA 02139

LANDLORD:              Massachusetts Institute of Technology, a Massachusetts
                       charitable corporation

LANDLORD'S
MAILING ADDRESS:       238 Main Street, Suite 200
                       Cambridge, MA 02142

CONDOMINIUM:           Technology Square Condominium, including all of the land,
                       buildings and other improvements comprising the same,
                       from time to time located off Main Street in the City of
                       Cambridge, Middlesex County, Commonwealth of
                       Massachusetts known as "Technology Square". The
                       Condominium is initially substantially as shown on
                       EXHIBIT 2-1, and the legal description of the Condominium
                       and the Building is set forth on EXHIBIT 3; however, the
                       Condominium may change from time to time as set forth
                       herein. Without limiting the foregoing, the parties
                       acknowledge that the Condominium presently consists of
                       Units 200, 400 and 500 (also known as Buildings 200, 400
                       and 500). The Building (hereinafter defined) and Units
                       100, 600 and 700 (also known as Buildings 100, 600 and
                       700), consisting of approximately 609,867 rentable square
                       feet of space in the aggregate, are currently under
                       construction and will be added to the Condominium in the
                       coming months. The parking garage for Technology Square
                       is located at and known as 595 Technology Square and is
                       included within the common areas of the Condominium (the
                       "PARKING GARAGE").

BUILDING:              300 Technology Square, Cambridge, Massachusetts,
                       comprising Unit 300 of the Condominium and also known as
                       "Building 300."

PREMISES:              Approximately 37,643 rentable square feet of space
                       (subject to remeasurement by Landlord in accordance with
                       EXHIBIT 7 prior to the Rent Commencement Date),
                       consisting of the entire fourth floor of the Building
                       (which contains approximately 24,145 rentable square
                       feet; the "4TH FLOOR PREMISES"). approximately 12,642
                       rentable square feet of the third floor of the Building
                       (the "3RD FLOOR PREMISES"), and approximately 856
                       rentable square feet of space within the non-retail space
                       on the first floor of the Building (the "1ST FLOOR
                       PREMISES"), all as more particularly shown as hatched,
                       highlighted or outlined on the Lease Plan (EXHIBIT 2)
                       attached hereto and made a part hereof, together with the
                       Rooftop Premises (hereinafter defined).

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                                       -i-

ROOFTOP PREMISES:      The portion of the rooftop space designated by Landlord
                       which Tenant may utilize for the installation of Tenant's
                       Rooftop Equipment.

ART. 3                 TERM COMMENCEMENT DATE:         the Execution Date

                       ESTIMATED DELIVERY DATE:        the Execution Date

                       OUTSIDE DELIVERY DATE:          January 31, 2002

                       RENT COMMENCEMENT DATE:         One hundred eighty (180) days
                                                       after the Term Commencement Date
                                                       (subject to Section 4.1(f) below)

                       EXPIRATION DATE:                Ten (10) years after the last day
                                                       of the month in which the Rent
                                                       Commencement Date occurs, unless
                                                       earlier terminated or extended as
                                                       set forth in Article 25.

ART. 4                 4TH FLOOR DESIGN DEVELOPMENT
                       PLANS DELIVERY DATE:            Thirty (30) days after the Term
                                                       Commencement Date

                       4TH FLOOR PERMIT PLANS
                       DELIVERY DATE:                  Forty-five (45) days after the
                                                       Term Commencement Date

                       4TH FLOOR FINAL CONSTRUCTION
                       DRAWINGS DELIVERY DATE:         Sixty (60) days after the Term
                                                       Commencement Date

                       3RD FLOOR DESIGN DEVELOPMENT
                       PLANS DELIVERY DATE:            Twenty-one (21) months after the
                                                       Term Commencement Date

                       3RD FLOOR PERMIT PLANS
                       DELIVERY DATE:                  Twenty-two (22) months after the
                                                       Term Commencement Date

                       3RD FLOOR FINAL CONSTRUCTION
                       DRAWINGS DELIVERY DATE:         Twenty-three (23) months after the
                                                       Term Commencement Date

                       LANDLORD'S CONTRIBUTION:        Tenant improvement allowance of up
                                                       to $75.00 per rentable square foot
                                                       of the Premises, to be paid by
                                                       Landlord as provided in Section 4.3.

ART.5 PERMITTED USES: General office, research, development and laboratory use, including so-called "wet laboratory" with fume hoods and multiple sinks, live animal storage for small animals (not larger than a rabbit) only (not to exceed

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                                      -ii-

                       4,000 rentable square feet of the Premises), and other ancillary uses related to the foregoing.

ART. 6                 YEARLY RENT (subject to remeasurement of the Premises by
                       Landlord in accordance with EXHIBIT 7 prior to the Rent
                       Commencement Date):

                       Rent         Yearly         Monthly
                       Year(1)       Rent          Payment      PSF (NNN)
                       -------      ------         -------      ---------
                       1-5:     $ 2,164,472.50   $ 180,372.71    $ 57.50

                       6-10:    $ 2,315,044.50   $ 192,920.38    $ 61.50

ART. 7                 Total rentable square feet of the Premises:   37,643 (subject to
                                                                     remeasurement by
                                                                     Landlord in accordance
                                                                     with EXHIBIT 7 prior to
                                                                     the Rent Commencement
                                                                     Date)

                       Total rentable square feet of the Building:   175,609

                       Initial total rentable square feet of the Condominium: 1,130,276

                           Buildings 200, 400 and 500                520,409 rentable square feet
                           Building 100                              258,178 rentable square feet
                           Building 300                              175,609 rentable square feet
                           Building 600                              127,150 rentable square feet
                           Building 700                               48,930 rentable square feet

                           NOTE: The rentable square footage listed above for Building 100 is an estimate only. Building 100 will be remeasured when fully constructed and Landlord shall notify Tenant in writing as to the final measurement therefor.

ART. 10                TENANT'S PERCENTAGE SHARE:                    21.44% (subject to
                                                                     remeasurement of the
                                                                     Premises by Landlord in
                                                                     accordance with EXHIBIT 7
                                                                     prior to the Rent
                                                                     Commencement Date)

ART. 12                LANDLORD'S CONSTRUCTION REPRESENTATIVE:       John L. Myers

                       TENANT'S CONSTRUCTION REPRESENTATIVE:         John Doherty

ART. 24

----------
(1) For the purposes of this Lease, "Rent Year 1" shall be defined as the twelve-(12)-month period commencing as of the Rent Commencement Date and ending on the last day of the month in which the first (1st) anniversary of the Rent Commencement Date occurs. Thereafter, "Rent Year" shall be defined as any twelve
(12) month period during the term of the Lease commencing as of the first (1st) day of the month following the month in which any anniversary of the Rent Commencement Date occurs.

                                TOLERRX LEASE / BUILDING 300 / EXECUTION VERSION

                       LETTER OF CREDIT:                             $2,070,000.00

ART. 28                ARBITRATION:                                  Superior Court; Middlesex County

ART. 29                BROKER:                                       Insignia/ESG and Richards Barry Joyce &
                                                                     Partners


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                                      -iv-